CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Depositor

Adjustable Rate Mortgage Trust 2006-1

Adjustable Rate Mortgage-Backed Pass-Through Certificates,

Series 2006-1

$[1,384,889,100.00](Approximate)

Expected Investor Settlement Date: February 28, 2006

TERM SHEET ~ Version 3.0

February 17, 2006

DLJ Mortgage Capital, Inc.

Sponsor and Seller

Wells Fargo Bank, N.A.

Master Servicer, Trust Administrator, Servicer and Back-up Servicer

Select Portfolio Servicing, Inc.

Servicer and Special Servicer

Countrywide Home Loans Servicing LP.

Servicer

U.S. Bank National Association

Trustee

Credit Suisse Securities (USA) LLC

Underwriter

Adjustable Rate Mortgage Trust 2006-1 TERM SHEET	February 17, 2006 (212) 538-3831

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES, AND OTHER INFORMATION

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates with a file number of 333-127872. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This term sheet is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this term sheet relates. This term sheet is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this term sheet is preliminary, and may be superseded by an additional term sheet provided to you prior to the time you enter into a contract of sale. This preliminary term sheet is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this preliminary term sheet and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates until we have accepted your offer to purchase Certificates. We will not accept any offer by you to purchase Certificates, and you will not have any contractual commitment to purchase any of the Certificates until after you have received the term sheet provided to you prior to the time you enter into a contract of sale. You may withdraw your offer to purchase Certificates at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this term sheet is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Neither Credit Suisse Securities (USA) LLC nor the Depositor have verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Adjustable Rate Mortgage Trust 2006-1 TERM SHEET	February 17, 2006 (212) 538-3831

Adjustable Rate Mortgage-Backed Pass-Through Certificates,

Series 2006-1

Offered Certificates: $[1,384,889,100.00] (Approximate)

Class	Original Balance (+/-5%)	Initial Coupon (%)	Avg. Life Call/Mat. (Years)[1]	Prin. Window Call/Mat. (Months)[1]	Type	Pricing Speed and Assumption	Proj. Net Margin[2]	W.A. MTR[2]	Exp’d Rating[3] S&P/Moody’s
1-A-1	$ [156,635,000]	[5.7987]%[4]	[1.82/1.82]	[1-34/1-34]	Sen/WAC/PT	25 CPB	[2.4415]%	[33]	[AAA/Aaa]
2-A-1	$ [227,410,000]	[5.9920]%[5]	[2.46/2.46]	[1-58/1-58]	Sen/WAC/PT	25 CPB	[2.6009]%	[57]	[AAA/Aaa]
3-A-1	$ [216,890,000]	[6.0118]%[6]	[2.61/2.83]	[1-65/1-82]	SuperSen/WAC/PT	25 CPB	[2.0128]%	[81]	[AAA/Aaa]
3-A-2	$ [39,485,000]	[6.0118]%[6]	[2.61/2.83]	[1-65/1-82]	SenSupport/WAC/PT	25 CPB	[2.0128]%	[81]	[AAA/Aaa]
4-A-1	$ [227,145,000]	[6.0397]%[7]	[2.62/3.09]	[1-65/1-120]	Sen/WAC/PT	25 CPB	[1.9720]%	[117]	[AAA/Aaa]
5-A-1	$ [152,985,000]	[6.1198]%[8]	[2.48/2.48]	[1-58/1-58]	SuperSen/WAC/PT	25 CPB	[2.8676]%	[57]	[AAA/Aaa]
5-A-2	$ [11,780,000]	[6.1198]%[8]	[2.48/2.48]	[1-58/1-58]	SenSupport/WAC/PT	25 CPB	[2.8676]%	[57]	[AAA/Aa1]
6-A-1	$ [240,675,000]	[TBD][9]	[2.32/2.54]	[1-77/1-174]	SuperSen/Floater	30 CPR	[3.8832]%	[40]	[AAA/Aaa]
6-A-2	$ [26,740,000]	[TBD][10]	[2.32/2.54]	[1-77/1-174]	SenSupport/Floater	30 CPR	[3.8832]%	[40]	[AAA/Aaa]
AR	$ [50]	[5.7987]%[11]	[0.07/0.07]	[1-1/1-1]	Sen/Residual	[NA]	[NA]	[33]	[AAA/NR]
AR-L	$ [50]	[5.7987]%[11]	[0.07/0.07]	[1-1/1-1]	Sen/Residual	[NA]	[NA]	[33]	[AAA/NR]

Information is preliminary and subject to final collateral, rating agency approval and legal review. The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the final collateral. Credit Suisse Securities (USA) LLC makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus/prospectus supplement.

_________________________

 1Weighted average lives and principal windows with respect to the Group 1, Group 2, Group 3, Group 4 and Group 5 Certificates (as defined herein) will be calculated to ‘Call’ assuming the related 10% optional termination is exercised and all related mortgage loans pay down on their initial reset date; and to ‘Maturity’ assuming all related mortgage loans pay down on their initial reset date; in both cases assuming the related Pricing Speed and Assumptions stated above.

 2Based on weighted average information on the assumed collateral as of the Cut-off Date.

 3The senior offered certificates, other than the Class AR and Class AR-L Certificates, are expected to be rated by Standard & Poor's Ratings Services (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”). The Class AR and Class AR-L Certificates are expected to be rated by S&P.

 4The initial pass-through rate on the Class 1-A-1 Certificates is expected to be approximately [5.7987]% per annum. After the first distribution date, the per annum pass-through rate on the Class 1-A-1 Certificates will equal the weighted average of the net interest rates on the group 1 mortgage loans (30/360 accrual basis, 24 day delay).

 5The initial pass-through rate on the Class 2-A-1 Certificates is expected to be approximately [5.9920]% per annum. After the first distribution date, the per annum pass-through rate on the Class 2-A-1 Certificates will equal the weighted average of the net interest rates on the group 2 mortgage loans (30/360 accrual basis, 24 day delay).

 6The initial pass-through rate on the Class 3-A-1 and Class 3-A-2 Certificates is expected to be approximately [6.0118]% per annum. After the first distribution date, the per annum pass-through rate on the Class 3-A-1 and Class 3-A-2 Certificates will equal the weighted average of the net interest rates on the group 3 mortgage loans (30/360 accrual basis, 24 day delay).

 7The initial pass-through rate on the Class 4-A-1 Certificates is expected to be approximately [6.0397]% per annum. After the first distribution date, the per annum pass-through rate on the Class 4-A-1 Certificates will equal the weighted average of the net interest rates on the group 4 mortgage loans (30/360 accrual basis, 24 day delay).

 8The initial pass-through rate on the Class 5-A-1 and Class 5-A-2 Certificates is expected to be approximately [6.1198]% per annum. After the first distribution date, the per annum pass-through rate on the Class 5-A-1 and Class 5-A-2 Certificates will equal the weighted average of the net interest rates on the group 5 mortgage loans (30/360 accrual basis, 24 day delay).

 9The initial formula rate on the Class 6-A-1 Certificates is expected to be approximately [TBD]% per annum. After the first distribution date, the per annum formula rate on the Class 6-A-1 Certificates will equal the sum of one-month LIBOR for that distribution date plus [TBD]% (ACT/360, 0 day delay). After the optional termination date for the group 6 mortgage loans, the Class 6-A-1 certificate margin will increase to twice the original margin.

 10The initial pass-through rate on the Class 6-A-2 Certificates is expected to be approximately [TBD]% per annum. After the first distribution date, the per annum pass-through rate on the Class 6-A-2 Certificates will equal the least of (i) the sum of one-month LIBOR for that distribution date plus [TBD]%, (ii) the group 6 net funds cap, and (iii) [TBD]% (ACT/360, 0 day delay). After the optional termination date for the group 6 mortgage loans, the Class 6-A-2 certificate margin will increase to twice the original margin.

 11The initial pass-through rate on the Class AR and Class AR-L Certificates is expected to be approximately [5.7987]% per annum. After the first distribution date, the per annum pass-through rate on the Class AR and Class AR-L Certificates will equal the weighted average of the net interest rates on the group 1 mortgage loans (30/360 accrual basis, 24 day delay).

The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC and the Depositor have not verified those analyses, calculations or valuations or that such valuations represent levels where actual trades may occur.

Adjustable Rate Mortgage Trust 2006-1 TERM SHEET	February 17, 2006 (212) 538-3831

Adjustable Rate Mortgage-Backed Pass-Through Certificates,

Series 2006-1

Offered Certificates (cont.)

Class	Original Balance (+/-5%)	Initial Coupon (%)	Avg. Life Call/Mat. (Years)[1]	Prin. Window Call/Mat. (Months)[1]	Type	Pricing Speed and Assumption	Proj. Net Margin [2]	W.A. MTR[2]	Exp’d Rating[3] S&P/ Moody’s
6-M-1	$ [13,535,000]	[TBD][4]	[4.44/4.81]	[38-77/38-122]	Sub/Floater	30 CPR	[3.8832]%	[40]	[AA/Aa2]
6-M-2	$ [6,765,000]	[TBD][5]	[4.40/4.61]	[37-77/37-101]	Sub/Floater	30 CPR	[3.8832]%	[40]	[A/A2]
6-M-3	$ [5,000,000]	[TBD][6]	[4.19/4.20]	[37-77/37-82]	Sub/Floater	30 CPR	[3.8832]%	[40]	[BBB/Baa2]
6-M-4	$ [1,472,000]	[TBD][7]	[3.38/3.38]	[37-52/37-52]	Sub/Floater	30 CPR	[3.8832]%	[40]	[BBB-/Baa3]
C-B-1	$ [28,353,000]	[5.9985]%[8]	[4.16/4.54]	[1-65/1-120]	Sub/WAC/PT	25 CPB	[2.3349]%	[72]	[TBD/TBD]
C-B-2	$ [18,345,000]	[5.9985]%[8]	[4.16/4.54]	[1-65/1-120]	Sub/WAC/PT	25 CPB	[2.3349]%	[72]	[TBD/TBD]
C-B-3	$ [11,674,000]	[5.9985]%[8]	[4.16/4.54]	[1-65/1-120]	Sub/WAC/PT	25 CPB	[2.3349]%	[72]	[TBD/TBD]

Non-Offered Certificates

Class	Original Balance (+/-5%)	Initial Coupon (%)	Avg. Life Call/Mat. (Years)[1]	Prin. Window Call/Mat. (Months)[1]	Type	Pricing Speed and Assumption	Proj. Net Margin[2]	W.A. MTR[2]	Exp’d Rating[3] S&P/ Moody’s
C-B-4	$ [9,451,000]	[5.9985]%[8]	N/A	N/A	Sub/WAC/PT	25 CPR	[2.3349]%	[72]	[TBD/TBD]
C-B-5	$ [7,227,000]	[5.9985]%[8]	N/A	N/A	Sub/WAC/PT	25 CPR	[2.3349]%	[72]	[TBD/TBD]
C-B-6	$ [4,447,289]	[5.9985]%[8]	N/A	N/A	Sub/WAC/PT	25 CPR	[2.3349]%	[72]	[NR/NR]
6-X	$[TBD]	N/A	N/A	N/A	Residual	N/A	N/A	N/A	[NR/NR]
P	$[0][1]	N/A	N/A	N/A	Residual	N/A	N/A	N/A	[NR/NR]

_________________________

 1Weighted average lives and principal windows with respect to the Class C-B Certificates will be calculated to ‘Call’ assuming the related 10% optional termination is exercised and all related mortgage loans pay down on their initial reset date; and to ‘Maturity’ assuming all related mortgage loans pay down on their initial reset date; in both cases assuming the related Pricing Speed and Assumptions stated above.

 2Based on weighted average information on the assumed collateral as of the Cut-off Date.

 3The subordinate offered certificates and the non-offered certificates, other than the Class C-B-6, Class 6-X and Class P Certificates, may be rated by one or more rating agencies.

 4The initial pass-through rate on the Class 6-M-1 Certificates is expected to be approximately [TBD]% per annum. After the first distribution date, the per annum pass-through rate on the Class 6-M-1 Certificates will equal the least of (i) the sum of one-month LIBOR for that distribution date plus [TBD]%, (ii) the group 6 net funds cap, and (iii) [TBD]% (ACT/360, 0 day delay). After the optional termination date for the group 6 mortgage loans the Class 6-M-1 certificate margin will increase by 0.50%.

 5The initial pass-through rate on the Class 6-M-2 Certificates is expected to be approximately [TBD]% per annum. After the first distribution date, the per annum pass-through rate on the Class 6-M-2 Certificates will equal the least of (i) the sum of one-month LIBOR for that distribution date plus [TBD]%, (ii) the group 6 net funds cap, and (iii) [TBD]% (ACT/360, 0 day delay). After the optional termination date for the group 6 mortgage loans the Class 6-M-2 certificate margin will increase by 0.50%.

 6The initial pass-through rate on the Class 6-M-3 Certificates is expected to be approximately [TBD]% per annum. After the first distribution date, the per annum pass-through rate on the Class 6-M-3 Certificates will equal the least of (i) the sum of one-month LIBOR for that distribution date plus [TBD]%, (ii) the group 6 net funds cap, and (iii) [TBD]% (ACT/360, 0 day delay). After the optional termination date for the group 6 mortgage loans the Class 6-M-3 certificate margin will increase by 0.50%.

 7The initial pass-through rate on the Class 6-M-4 Certificates is expected to be approximately [TBD]% per annum. After the first distribution date, the per annum pass-through rate on the Class 6-M-4 Certificates will equal the least of (i) the sum of one-month LIBOR for that distribution date plus [TBD]%, (ii) the group 6 net funds cap, and (iii) [TBD]% (ACT/360, 0 day delay). After the optional termination date for the group 6 mortgage loans the Class 6-M-4 certificate margin will increase by 0.50%.

 8The initial pass-through rate on the Class C-B Certificates is expected to be approximately [5.9985]% per annum. After the first distribution date, the per annum pass-through rate on the Class C-B Certificates will equal the weighted average of the net interest rates on the group 1, group 2, group 3, group 4 and group 5 mortgage loans, as further described in the prospectus supplement (30/360 accrual basis, 24 day delay).

 9The Class P Certificates will receive prepayment penalty premiums from certain mortgage loans. The Class P Certificates are not offered hereby.

The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC and the Depositor have not verified those analyses, calculations or valuations or that such valuations represent levels where actual trades may occur.

Adjustable Rate Mortgage Trust 2006-1 TERM SHEET	February 17, 2006 (212) 538-3831

I. SUMMARY
Issuer	Adjustable Rate Mortgage Trust 2006-1.
Title of Series	Adjustable Rate Mortgage-Backed Pass-Through Certificates, Series 2006-1.
Depositor	Credit Suisse First Boston Mortgage Securities Corp.
Sponsor and Seller	DLJ Mortgage Capital, Inc.
Servicers	Countrywide Home Loans Servicing LP, Select Portfolio Servicing, Inc. (“SPS”) (see “SPS servicing risk” herein) and Wells Fargo Bank N.A., (“Wells Fargo”).
Back-up Servicer	Wells Fargo (only with respect to the SPS-serviced mortgage loans).
Special Servicer	SPS.
Master Servicer	Wells Fargo.
Trustee	U.S. Bank National Association.
Custodian	LaSalle Bank, N.A.
Trust Administrator	Wells Fargo.
Cap Counterparty	Credit Suisse International.
Swap Counterparty	Credit Suisse International.

Mortgage Pool

[3,239] adjustable-rate mortgage loans with an aggregate principal balance of approximately $[1,406,014,919.48] as of the cut-off date, secured by first liens on one- to four-family residential properties. Generally, after the initial fixed rate period, the interest rate and payment for the mortgage loans adjust semi-annually or annually based on an index plus a margin. The mortgage pool consists of six groups of mortgage loans. Group 1 is generally comprised of mortgage loans with an initial fixed rate period of 3 years, Groups 2 and 5 are generally comprised of mortgage loans with an initial fixed rate period of 5 years, Group 3 is generally comprised of mortgage loans with an initial fixed rate period of 7 years, Group 4 is generally comprised of mortgage loans with an initial fixed rate period of 10 years, and Group 6 is generally comprised of mortgage loans with an initial fixed rate period of 2, 3 or 5 years.

Designation                  Number of Mortgage Loans                        Cut-off Date                                                                                                               Principal Balance

Group 1                                  [419]                                                 $[168,697,611.26]

Group 2                                  [438]                                                 $[244,921,600.95]

Group 3                                  [462]                                                 $[276,116,424.04]

Group 4                                  [344]                                                 $[244,636,307.92]

Group 5                                  [694]                                                $[177,455,444.78]

Group 6                                 [882]                                                $[294,187,530.53]

Approximately [84.90]%, [85.00]%, [87.87]%, [92.56]%, [90.77]%, and [85.55]% of the groups 1, 2, 3, 4, 5, and 6 mortgage loans, respectively, do not provide for any payments of principal prior to their first adjustment date, or, with respect to certain groups 1, 2, 3, 4, and 6 mortgage loans, five years from the date of origination, or, with respect to certain groups 1, 2, 3, 5 and 6 mortgage loans, ten years from the date of origination.

Approximately [0.00]%, [25.58]%, [82.59]%, [66.28]%, [11.36]%, and [4.39]% of the groups 1, 2, 3, 4, 5, and 6 mortgage loans, respectively, have an initial service fee of 25 bps increasing to 37.5 bps beginning on the first rate adjustment date.

Information contained herein reflects the February 1, 2006 cut-off date scheduled balances. Collateral information contained herein is indicative. On the closing date, the aggregate principal balance of the mortgage loans in loan groups 1, 2, 3, 4, and 5 will equal the aggregate principal balance of the Groups 1, 2, 3, 4, and 5 Certificates and the Class C-B Certificates. On the closing date, the aggregate principal balance of the mortgage loans in loan group 6, along with any amounts on deposit in the prefunding account, will equal the aggregate principal balance of the Group 6 Certificates. For further collateral information, see “Collateral Summary” and “Collateral Details” herein.

Adjustable Rate Mortgage Trust 2006-1 TERM SHEET	February 17, 2006 (212) 538-3831

[Prefunding Amount]	[Approximately [10]%].
[Capitalized Interest Account]	[TBD]
Cut-off Date	February 1, 2006.
Closing Date	On or about February 28, 2006.
Investor Settlement Date	On or about February 28, 2006.
Distribution Dates	On the 25th day of each month, or if the 25th day is not a business day, on the succeeding business day beginning in March 2006.
Scheduled Final Distribution Date	The distribution date in [May 2036]. The actual final distribution date could be substantially earlier.
Maturity Date	[May 25, 2036].
Swap Payment Date	One business day prior to the related Distribution Date, beginning in March 2006.
Offered Certificates

Class 1-A-1, Class AR and Class AR-L Certificates (the “Group 1 Certificates”),

Class 2-A-1 Certificates (the “Group 2 Certificates”),

Class 3-A-1 and Class 3-A-2 Certificates (the “Group 3 Certificates”),

Class 4-A-1 Certificates (the “Group 4 Certificates”),

Class 5-A-1 and Class 5-A-2 Certificates (the “Group 5 Certificates”),

Class 6-A-1 Certificates and Class 6-A-2 Certificates (together, the “Group 6 Senior Certificates”),

Class 6-M-1, Class 6-M-2, Class 6-M-3 and Class 6-M-4 Certificates (together, the “Group 6 Subordinate Certificates,” and together with the Group 6 Senior Certificates and the Class 6-X Certificates, the “Group 6 Certificates”),

Group 1 Certificates, Group 2 Certificates, Group 3 Certificates, Group 4 Certificates, Group 5 Certificates and Group 6 Senior Certificates (together, the “Senior Certificates”),

Class C-B-1, Class C-B-2 and Class C-B-3 Certificates (together with the Senior Certificates and the Group 6 Subordinate Certificates, the “Offered Certificates”).

The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC and the Depositor have not verified those analyses, calculations or valuations or that such valuations represent levels where actual trades may occur.

Adjustable Rate Mortgage Trust 2006-1 TERM SHEET	February 17, 2006 (212) 538-3831

Privately Offered Certificates

Class C-B-4, Class C-B-5 and Class C-B-6 Certificates (together with the Class C-B-1, Class C-B-2 and Class C-B-3 Certificates, the “Class C-B Certificates”), the Class P Certificates and the Class 6-X Certificates.

Form of Offered Certificates	The Offered Certificates, other than the Class AR and Class AR-L Certificates, will be book-entry certificates. The Class AR and Class AR-L Certificates will be physical certificates.
Minimum Denominations

The Offered Certificates, other than the Class AR and Class AR-L Certificates, will be issued in minimum denominations (by principal balance) of $25,000 and integral multiples of $1 in excess thereof. The Class AR and Class AR-L Certificates will be issued in minimum percentage interests of 20%.

Accrual Periods

For any distribution date and any class of Offered Certificates, other than the Group 6 Certificates, the calendar month immediately preceding that distribution date. For any distribution date and the Group 6 Certificates, the period commencing on the immediately preceding distribution date (or the closing date, in the case of the first accrual period) and ending on the day immediately preceding the related distribution date.

Day Count

For any distribution date and any class of Offered Certificates, other than the Group 6 Certificates, interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. For any distribution date and the Group 6 Certificates, interest will be calculated on the basis of a 360-day year and the actual number of days elapsed in each accrual period.

Delay Days	For any distribution date and any class of Offered Certificates other than the Group 6 Certificates, 24 days. For any distribution date and the Group 6 Certificates, 0 days.
Optional Termination

On any distribution date on which the aggregate outstanding stated principal balance of the group 1, group 2, group 3, group 4 and group 5 mortgage loans is less than or equal to 10% of its aggregate principal balance as of the cut-off date, the terminating entity may, but will not be required to, purchase from the trust all remaining group 1, group 2, group 3, group 4 and group 5 mortgage loans, thereby causing an early retirement of and a principal prepayment on the Group 1, Group 2, Group 3, Group 4, Group 5 and Class C-B Certificates.

On any distribution date on which the aggregate outstanding stated principal balance of the group 6 mortgage loans is less than or equal to 10% of its aggregate principal balance as of the cut-off date (plus amounts on deposit in the prefunding account on the closing date, if any), the terminating entity may, but will not be required to, purchase from the trust all remaining group 6 mortgage loans, thereby causing an early retirement of and a principal prepayment on the Group 6 Certificates.

Ratings

The Offered Certificates are expected to be rated by Moody’s Investors Service, Inc. (“Moody’s), and Standard & Poor’s Ratings Services (“S&P”), with the ratings indicated in the table on page 2 above. Certain of the Class C-B Certificates may be rated by Moody’s, and/or S&P.

The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC and the Depositor have not verified those analyses, calculations or valuations or that such valuations represent levels where actual trades may occur.

Adjustable Rate Mortgage Trust 2006-1 TERM SHEET	February 17, 2006 (212) 538-3831

ERISA Considerations

The Offered Certificates, other than the Class AR and Class AR-L Certificates, may be eligible for purchase by transferees acting for, or on behalf of, employee benefit plans or other retirement arrangements that are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or to Section 4975 of the Internal Revenue Code of 1986, as amended, subject to certain considerations described in the prospectus supplement. Sales of the Class AR and Class AR-L Certificates to such plans or retirement arrangements are prohibited, except as described in the prospectus supplement. During the period that the Swap Agreement is outstanding, plan investors that hold any Class 6-A-1 Certificates will be required to represent that they have available certain exemptions based upon the identity of the plan or the fiduciary making the investment decisions on behalf of the plan.

Federal Income Tax Consequences

For federal income tax purposes, the depositor will cause multiple separate real estate mortgage investment conduit (“REMIC”) elections to be made with respect to the trust (exclusive of the assets held in the basis risk reserve fund). The Offered Certificates, other than the Class AR and Class AR-L Certificates, will represent ownership of regular interests in the upper tier REMIC. These certificates will generally be treated as representing ownership of debt for federal income tax purposes. Holders of these certificates will be required to include as income all interest and original issue discount, if any, on such certificates in accordance with the accrual method of accounting, regardless of the certificateholders’ usual methods of accounting. In addition, the Group 6 Certificates, other than the Class 6-X Certificates, will be treated as having a right to receive certain payments from the related basis risk reserve fund. For federal income tax purposes, the Class AR-L Certificates will represent ownership of the residual interests in the lower-tier REMICs, which will hold the mortgage loans, and the Class AR Certificates will represent ownership of the residual interest in each remaining REMIC.

Legal Investment

[After the prefunding period, if any, the Offered Certificates, other than the Class 6-M-2, Class 6-M-3, Class 6-M-4, Class C-B-2 and Class C-B-3 Certificates, will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”). You should consult your legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for you.]

Principal and Interest Advancing

Each servicer (or if a servicer fails to make an advance, the master servicer), will make cash advances with respect to delinquent scheduled payments of principal and interest on any mortgage loan serviced by it, to the extent they are deemed recoverable.

Compensating Interest	Each servicer will provide compensating interest for prepayment interest shortfalls only to the extent described in the prospectus supplement.
Servicing Transfer

It is anticipated that on or about [April 1, 2006], the servicing function for all or a portion of the mortgage loans serviced by SPS will be transferred to a successor servicer that meets the requirements of a successor servicer in the pooling and servicing agreement.

The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC and the Depositor have not verified those analyses, calculations or valuations or that such valuations represent levels where actual trades may occur.

Adjustable Rate Mortgage Trust 2006-1 TERM SHEET	February 17, 2006 (212) 538-3831

II.  CREDIT ENHANCEMENT (Groups 1 – 5)

Subordination

The Group 1, Group 2, Group 3, Group 4 and Group 5 Certificates will receive distributions of interest and principal before the Class C-B Certificates are entitled to receive distributions of interest or principal. The Class C-B Certificates absorb most losses, in reverse order of principal priority, on the group 1, 2, 3, 4 and 5 mortgage loans prior to the Group 1, Group 2, Group 3, Group 4 and Group 5 Certificates.

NOTE: The Class C-B Certificates represent interests in the group 1, 2, 3, 4 and 5 mortgage loans; consequently, the Class C-B Certificates could be reduced to zero as a result of a disproportionate amount of Realized Losses on the mortgage loans in any of these groups.

Realized Losses

Any realized loss with respect to a group 1, group 2, group 3, group 4 or group 5 mortgage loan, except for excess losses (as described below), will be allocated as follows:

(a)  first, to the Class C-B-6 Certificates, until its class principal balance is reduced to zero;

(b) second, to the Class C-B-5 Certificates, until its class principal balance is reduced to zero;

(c)  third, to the Class C-B-4 Certificates, until its class principal balance is reduced to zero;

(d) fourth, to the Class C-B-3 Certificates, until its class principal balance is reduced to zero;

(e)  fifth, to the Class C-B-2 Certificates, until its class principal balance is reduced to zero;

(f)  sixth, to the Class C-B-1 Certificates, until its class principal balance is reduced to zero; and

(g) seventh, with respect to realized losses with respect to group 1, group 2, group 3, group 4 and group 5 mortgage loans, to the senior certificates of the related loan group, in each case, until their respective class principal balances have been reduced to zero, except with respect to the Group 3 and Group 5 Certificates. With respect to the Group 3 Certificates, realized losses on the group 3 loans that would otherwise be allocated to the Class 3-A-1 and Class 3-A-2 Certificates in the aggregate will instead be allocated first, to the Class 3-A-2 Certificates, until its Class Principal Balance has been reduced to zero, and second, to the Class 3-A-1 Certificates, until its Class Principal Balance has been reduced to zero, and with respect to the Group 5 Certificates, realized losses on the group 5 loans that would otherwise be allocated to the Class 5-A-1 and Class 5-A-2 Certificates in the aggregate will instead be allocated first, to the Class 5-A-2 Certificates, until its Class Principal Balance has been reduced to zero, and second, to the Class 5-A-1 Certificates, until its Class Principal Balance has been reduced to zero.

The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC and the Depositor have not verified those analyses, calculations or valuations or that such valuations represent levels where actual trades may occur.

Adjustable Rate Mortgage Trust 2006-1 TERM SHEET	February 17, 2006 (212) 538-3831

Excess Losses

On each distribution date, excess losses with respect to principal will be allocated pro rata among the Group 1 Certificates, Group 2 Certificates, Group 3 Certificates, Group 4 Certificates, Group 5 Certificates and Class C-B Certificates, based on their respective class principal balances. Excess losses are special hazard losses, bankruptcy losses and fraud losses in excess of certain amounts. Accordingly, the Class C-B Certificates will provide limited protection to the classes of certificates of higher relative priority against special hazard losses, bankruptcy losses and fraud losses.

Note: The Class C-B Certificates are allocated excess losses from mortgage loans in loan groups 1, 2, 3, 4 and 5; consequently, disproportionately high special hazard, bankruptcy or fraud losses in one loan group could adversely impact protection to unrelated Group 1, Group 2, Group 3, Group 4 and Group 5 Certificates for these types of losses.

Groups 1 – 5 Credit Enhancement Percentages

For any certificate on any distribution date, a fraction, expressed as a percentage, the numerator of which is the sum of the aggregate class principal balance of the C-B Certificates subordinate to that certificate, after giving effect to payments on such distribution date, and the denominator of which is the aggregate loan group balance for the group 1, 2, 3, 4 and 5 mortgage loans for such distribution date.

Initial Groups 1 – 5 Credit Enhancement Percentages:

Approximate Expected Initial
Class	Credit Enhancement* (%)
Senior Certificates	[7.15]
C-B-1	[4.60]
C-B-2	[2.95]
C-B-3	[1.90]
C-B-4	[1.05]
C-B-5	[0.40]
C-B-6	[0.00]
*Based on collateral cut-off balance. Subject to a +/- 0.50% variance.

Shifting of Interests

Except as described below, the Group 1, Group 2, Group 3, Group 4 and Group 5 Certificates will receive 100% of principal prepayments received on the mortgage loans in the related loan group until the seventh anniversary of the first distribution date. During the next four years, the senior certificates will generally receive a disproportionately large, but decreasing, share of principal prepayments. This will result in a quicker return of principal to these senior certificates and increases the likelihood that holders of these certificates will be paid the full amount of principal to which they are entitled.

If the subordinate percentage before the third anniversary of the first distribution date is greater than or equal to twice the subordinate percentage as of the closing date (and certain rating agency collateral performance requirements are satisfied), then the subordinate classes will receive 50% of their pro rata share of principal prepayments. If the subordinate percentage on or after the third anniversary of the first distribution date is greater than or equal to twice the subordinate percentage as of the closing date (and certain rating agency collateral performance requirements are satisfied), then the subordinate classes will receive 100% of their pro rata share of principal prepayments.

Cross-Collateralization

In certain limited circumstances, principal and interest collected from any of the group 1, 2, 3, 4 and 5 mortgage loans may be used to pay principal or interest, or both, to the senior certificates unrelated to that loan group.

The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC and the Depositor have not verified those analyses, calculations or valuations or that such valuations represent levels where actual trades may occur.

Adjustable Rate Mortgage Trust 2006-1 TERM SHEET	February 17, 2006 (212) 538-3831

III.  DISTRIBUTIONS (Groups 1 - 5)

Available Distribution Amount

For any distribution date and each of the group 1, 2, 3, 4 and 5 mortgage loans, the sum of: (i) scheduled payments and advances on the related mortgage loans, net of related servicing, trustee, and insurance fees, as applicable; (ii) insurance and liquidation proceeds, net of unreimbursed liquidation expenses; (iii) principal prepayments received during the related prepayment period, excluding prepayment penalties; (iv) amounts received in respect of a repurchase by the seller, or a purchase by a holder of a subordinate certificate or by the special servicer, as provided in the pooling and servicing agreement, net of advances previously made and other amounts as to which the trustee, the trust administrator, a servicer or the master servicer is entitled to be reimbursed; (v) compensating interest; (vi) recoveries; and (vii) any amount paid in connection with an optional termination, up to the amount of the par value for the related group.

Priority of distributions

Distributions will in general be made to the extent of the available funds for the related loan group in the order and priority as follows:

1.    First, to the related senior certificates, pro-rata, accrued and unpaid interest at their respective pass-through rates on their respective class principal balances,

2.    Second, to the related senior certificates, as principal, the related senior principal distribution amount as described below under the heading “Distributions of principal,”

3.    Third, in limited circumstances, to the unrelated senior certificates,

4.    Fourth, to each class of Class C-B Certificates, interest and then principal in increasing order of numerical class designation, and

5.    Fifth, to the Class AR or Class AR-L Certificates, as appropriate, the remainder (which is expected to be zero).

Distribution of principal

On each distribution date, an amount up to the Group 1 senior principal distribution amount for that distribution date will be distributed as principal pro rata to the Class AR Certificates and Class AR-L Certificates, until their respective class principal balances are reduced to zero, and then to the Class 1-A-1 Certificates, until its class principal balance is reduced to zero.

On each distribution date, an amount up to the Group 2 senior principal distribution amount for that distribution date will be distributed as principal to the Class 2-A-1 Certificates, until its class principal balance is reduced to zero.

The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC and the Depositor have not verified those analyses, calculations or valuations or that such valuations represent levels where actual trades may occur.

Adjustable Rate Mortgage Trust 2006-1 TERM SHEET	February 17, 2006 (212) 538-3831

On each distribution date, an amount up to the Group 3 senior principal distribution amount for that distribution date will be distributed as principal pro rata to the Class 3-A-1 and Class 3-A-2 Certificates, until its class principal balance is reduced to zero.

On each distribution date, an amount up to the Group 4 senior principal distribution amount for that distribution date will be distributed as principal to the Class 4-A-1 Certificates, until its class principal balance is reduced to zero.

On each distribution date, an amount up to the Group 5 senior principal distribution amount for that distribution date will be distributed as principal pro rata to the Class 5-A-1 and Class 5-A-2 Certificates, until its class principal balance is reduced to zero.

On each distribution date, an amount up to the amount of the subordinate principal distribution amount for that distribution date will be distributed as principal to the Class C-B Certificates, to the extent of the aggregate available funds remaining after distribution of interest and principal to the related Senior Certificates. Each class of Class C-B Certificates will be entitled to receive its pro rata share, based on its respective class principal balance, of the subordinate principal distribution amount. Distributions of principal to the subordinate certificates will be made on each distribution date sequentially in the order of their numerical class designation, beginning with the Class C-B-1 Certificates, until each class of subordinate certificates has received its respective pro rata share of the subordinate principal distribution amount for that distribution date.

The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC and the Depositor have not verified those analyses, calculations or valuations or that such valuations represent levels where actual trades may occur.

Adjustable Rate Mortgage Trust 2006-1 TERM SHEET	February 17, 2006 (212) 538-3831

IV.	CREDIT ENHANCEMENT (Group 6)
Overcollateralization

The group 6 mortgage loans bear interest each month in an amount that in the aggregate is expected to exceed the amount needed to pay monthly interest on the Group 6 Certificates and certain related trust expenses. This excess interest will be applied to pay principal on the Group 6 Certificates (other than the Class 6-X Certificates) in order to create and maintain the required level of overcollateralization. The overcollateralization will be available to absorb losses on the group 6 mortgage loans. The required level of overcollateralization may increase or decrease over time. We cannot assure you that sufficient interest will be generated by the group 6 mortgage loans to create and maintain the required level of overcollateralization or to absorb losses on the group 6 mortgage loans.

Overcollateralization Amount

For any distribution date will be equal to the amount, if any, by which (x) the aggregate loan group balance of the group 6 mortgage loans for such distribution date exceeds (y) the aggregate class principal balance of the Group 6 Certificates after giving effect to payments on such distribution date.

Initial Overcollateralization	As of the closing date, the overcollateralization amount will be equal to approximately [0.00]%.
Targeted Overcollateralization Amount

For any distribution date prior to the stepdown date, approximately [0.65]% of the aggregate loan group balance of the group 6 mortgage loans as of the cut-off. For any distribution date on or after the stepdown date and with respect to which a trigger event is not in effect, the greater of (a) [1.30]% of the aggregate loan group balance of the group 6 mortgage loans for such distribution date, or (b) [0.50]% of the aggregate loan group balance of the group 6 mortgage loans as of the cut-off date. For any distribution date on or after the stepdown date with respect to which a trigger event is in effect and is continuing, the targeted overcollateralization amount for the distribution date immediately preceding such distribution date.

Stepdown Date

The later to occur of (a) the distribution date in [March 2009], and (b) the first distribution date on which the senior enhancement percentage is equal to or greater than two times the initial targeted credit enhancement percentage for the Group 6 Senior Certificates.

Group 6 Credit Enhancement Percentage	Initial Group 6 Credit Enhancement Percentages:

Class	Approximate Expected Initial Credit Enhancement* (%)	Approximate Expected Initial Target Credit Enhancement* (%)	Approximate Expected Final Target Credit Enhancement* (%)
6-A	[9.10]	[9.75]	[19.50]
6-M-1	[4.50]	[5.15]	[10.30]
6-M-2	[2.20]	[2.85]	[5.70]
6-M-3	[0.50]	[1.15]	[2.30]
6-M-4	[0.00]	[0.65]	[1.30]

*Prior to the stepdown date, based on collateral cut-off balance.
**After stepdown date, based on current pool balance.

Note: Class 6-A represents the aggregate balance of the Group 6 Senior Certificates.

Initial Hard Subordination to Class 6-A-1: [18.19]%

The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC and the Depositor have not verified those analyses, calculations or valuations or that such valuations represent levels where actual trades may occur.

Adjustable Rate Mortgage Trust 2006-1 TERM SHEET	February 17, 2006 (212) 538-3831

Trigger Event

A trigger event will occur for any distribution date if either (i) the average of the delinquency rates for each of the three (or one and two, in the case of the first and second distribution dates) immediately preceding months as of the last day of the related collection period equals or exceeds [34.00]% of the senior enhancement percentage for such distribution date or (ii) the cumulative realized losses as a percentage of the original aggregate collateral balance on the closing date for such distribution date is greater than the percentage set forth below:

Range of Distribution Dates          Cumulative Loss Percentage

[March 2009 – February 2010]             [1.00]%

[March 2010 – February 2011]             [1.28]%

[March 2011 – February 2012]             [1.57]%

[March 2012 and thereafter]                 [1.85]%

Delinquency Rate

With respect to any distribution date, the fraction, expressed as a percentage, the numerator of which is the aggregate loan group balance of the group 6 mortgage loans 60 or more days delinquent (including all foreclosures and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the aggregate loan group balance of the group 6 mortgage loans as of the close of business on the last day of such month.

Subordination

The Group 6 Senior Certificates will have a payment priority over the Group 6
Subordinate Certificates. Each class of Group 6 Subordinate Certificates will be subordinate to each other class of subordinate certificates with a higher payment priority.

Losses on the group 6 mortgage loans will first reduce the available excess interest and then reduce the overcollateralization amount. If there is no overcollateralization at that time, losses on the mortgage loans will be allocated to the Group 6 Subordinate Certificates, in the reverse order of their priority of payment, until the principal amount of all classes of Group 6 Subordinate Certificates are reduced to zero. On and after the Credit Support Depletion Date, losses from the group 6 mortgage loans will be allocated to the Class 6-A-2 Certificates until its class principal balance is reduced to zero. No losses will be allocated to the Class 6-A-1 Certificates.

The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC and the Depositor have not verified those analyses, calculations or valuations or that such valuations represent levels where actual trades may occur.

Adjustable Rate Mortgage Trust 2006-1 TERM SHEET	February 17, 2006 (212) 538-3831

V.	DISTRIBUTIONS (Group 6)
Interest Remittance Amount

For any distribution date and loan group 6, the sum of (i) scheduled interest payments (other than payaheads) and advances on the mortgage loans in the related loan group for the related collection period, the interest portion of payaheads previously received and intended for application in the related collection period and the interest portion of all payoffs (net of payoff interest for such distribution date) and curtailments received on the mortgage loans during the related prepayment period, less (x) the applicable expense fees with respect to such mortgage loans and (y) unreimbursed advances and other amounts due to the master servicer, the applicable servicer and the trust administrator with respect to such mortgage loans, to the extent allocable to interest, (ii) compensating interest, (iii) the portion of any substitution adjustment amount and purchase price paid with respect to such mortgage loans during the related collection period, in each case allocable to interest and amounts paid in connection with an optional termination, up to the amount of the interest portion of the par value for the related loan group and (iv) net liquidation proceeds (net of unreimbursed advances, servicing advances and other expenses, to the extent allocable to interest, and unpaid expense fees) collected with respect to the mortgage loans in the related loan group during the related collection period, to the extent allocable to interest.

Distributions of Interest

For each distribution date, the pass-through rate for each class of Group 6 Certificates, other than the Class 6-A-1 Certificates and the Class 6-X Certificates, is a per annum rate equal to the least of (i) the sum of one-month LIBOR for the related distribution date plus the related certificate margin, (ii) the group 6 net funds cap, and (iii) [11.00]%.

The pass-through rate for the Class 6-A-1 Certificates for each distribution date is a per annum rate equal to the lesser of (i) the sum of one-month LIBOR for the related distribution date plus the related certificate margin and (ii) the group 6 net funds cap less the Swap Fee Rate.

The formula rate for the Class 6-A-1 Certificates for each distribution date is a per annum rate equal to the sum of one-month LIBOR for the related distribution date plus the applicable certificate margin.

The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC and the Depositor have not verified those analyses, calculations or valuations or that such valuations represent levels where actual trades may occur.

Adjustable Rate Mortgage Trust 2006-1 TERM SHEET	February 17, 2006 (212) 538-3831

On each distribution date or, in the case of payments to the supplemental interest trust, on each swap payment date, the interest remittance amount for such date will be paid in the following order of priority:

(1) to the supplemental interest trust, for payment to the Swap Counterparty, the Swap Fee Amount for the related distribution date and any unpaid swap termination payment, including any amount remaining unpaid from a prior distribution date (unless the Swap Counterparty is the Defaulting Party or the sole Affected Party, each as defined in the related Swap Agreement);

(2) to the Group 6 Senior Certificates, pro rata based on amounts due, current interest and any carryforward interest for such class and such distribution date, based on the applicable pass-through rate;

(3) to the Class 6-M-1 Certificates, current interest and any carryforward interest for such class and such distribution date;

(4) to the Class 6-M-2 Certificates, current interest and any carryforward interest for such class and such distribution date;

(5) to the Class 6-M-3 Certificates, current interest and any carryforward interest for such class and such distribution date;

(6) to the Class 6-M-4 Certificates, current interest and any carryforward interest for such class and such distribution date; and

(7) for application as part of monthly excess cashflow for such distribution date, as described below, any interest remittance amount remaining after application pursuant to clauses (1) through (6) above for such distribution date.

Principal Remittance Amount

For any distribution date and loan group 6, the sum of (i) scheduled principal payments (other than payaheads) and advances on the mortgage loans in the related loan group, net of unreimbursed advances, servicing advances and other amounts due to the servicers, the trustee, the master servicer and the trust administrator with respect to the mortgage loans in the related loan group (to the extent allocable to principal), and the principal portion of payaheads previously received and intended for application in the related collection period, (ii) principal prepayments received during the related prepayment period, (iii) amounts received in respect of a repurchase by the seller, or a purchase by a holder of a subordinate certificate or by the special servicer, as provided in the pooling and servicing agreement, net of advances previously made and other amounts as to which the trustee, the trust administrator, a servicer or the master servicer is entitled to be reimbursed, (iv)  amounts paid in connection with an optional termination, up to the amount of the par value for the related loan group, (v) the portion of any substitution adjustment amount paid with respect to any deleted mortgage loans during the related collection period allocable to principal, (vi) net liquidation proceeds (net of unreimbursed advances, servicing advances and other expenses, to the extent allocable to principal) and recoveries, if any, collected with respect to the mortgage loans in the related loan group during the related collection period, to the extent allocable to principal, and (vii) if applicable, amounts withdrawn from the related Group 6 swap account to cover realized losses on the group 6 mortgage loans incurred during the related collection period.

Overcollateralization Release Amount

For any distribution date will be equal to the lesser of (x) the principal remittance amount for such distribution date and (y) the amount, if any, by which (1) the overcollateralization amount for such date, calculated for this purpose on the basis of the assumption that 100% of the aggregate of the principal remittance amount for such date is applied on such date in reduction of the aggregate of the class principal balances of the Group 6 Certificates, exceeds (2) the targeted overcollateralization amount for such date.

Principal Payment Amount	For any distribution date and loan group 6 will be equal to the principal remittance amount for such date minus the overcollateralization release amount, if any, for such date.
Senior Principal Payment Amount

For any distribution date on or after the stepdown date and as long as a trigger event has not occurred with respect to such distribution date, will be the amount, if any, by which (x) the class principal balance of the Group 6 Senior Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) [80.50]% and (ii) the aggregate loan balance for loan group 6 for such distribution date and (B) the amount, if any, by which (i) the aggregate loan balance for loan group 6 mortgage loans for such distribution date exceeds (ii) [0.50]% of the aggregate loan group balance for loan group 6 as of the cut-off date.

The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC and the Depositor have not verified those analyses, calculations or valuations or that such valuations represent levels where actual trades may occur.

Adjustable Rate Mortgage Trust 2006-1 TERM SHEET	February 17, 2006 (212) 538-3831

Credit Support Depletion Date	The first distribution date on which the aggregate class principal balance of the Group 6 Subordinate Certificates has been or will be reduced to zero.
Class 6-M-1 Principal Payment Amount

For any distribution date on or after the stepdown date and as long as a trigger event has not occurred with respect to such distribution date, will be the amount, if any, by which (x) the sum of (i) the class principal balances of the Group 6 Senior Certificates, in each case, after giving effect to payments on such distribution date and (ii) the class principal balance of the Class 6-M-1 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) [89.70]% and (ii) the aggregate loan group balance for loan group 6 for such distribution date and (B) the amount, if any, by which (i) the aggregate loan group balance for loan group 6 for such distribution date exceeds (ii) [0.50]% of the aggregate loan group balance for loan group 6 as of the cut-off date.

Class 6-M-2 Principal Payment Amount

For any distribution date on or after the stepdown date and as long as a trigger event has not occurred with respect to such distribution date, will be the amount, if any, by which (x) the sum of (i) the class principal balances of the Group 6 Senior Certificates and the Class 6-M-1 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the class principal balance of the Class 6-M-2 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) [94.30]% and (ii) the aggregate loan group balance for loan group 6 for such distribution date and (B) the amount, if any, by which (i) the aggregate loan group balance for loan group 6 for such distribution date exceeds (ii) [0.50]% of the aggregate loan group balance for loan group 6 as of the cut-off date.

Class 6-M-3 Principal Payment Amount

For any distribution date on or after the stepdown date and as long as a trigger event has not occurred with respect to such distribution date, will be the amount, if any, by which (x) the sum of (i) the class principal balances of the Group 6 Senior Certificates, the Class 6-M-1 Certificates and the Class 6-M-2 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the class principal balance of the Class 6-M-3 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) [97.70]% and (ii) the aggregate loan group balance for loan group 6 for such distribution date and (B) the amount, if any, by which (i) the aggregate loan group balance for loan group 6 for such distribution date exceeds (ii) [0.50]% of the aggregate loan group balance for loan group 6 as of the cut-off date.

Class 6-M-4 Principal Payment Amount

For any distribution date on or after the stepdown date and as long as a trigger event has not occurred with respect to such distribution date, will be the amount, if any, by which (x) the sum of (i) the class principal balances of the Group 6 Senior Certificates, the Class 6-M-1 Certificates, the Class 6-M-2 Certificates and the Class 6-M-3 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the class principal balance of the Class 6-M-4 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) [98.70]% and (ii) the aggregate loan group balance for loan group 6 for such distribution date and (B) the amount, if any, by which (i) the aggregate loan group balance for loan group 6 for such distribution date exceeds (ii) [0.50]% of the aggregate loan group balance for loan group 6 as of the cut-off date.

The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC and the Depositor have not verified those analyses, calculations or valuations or that such valuations represent levels where actual trades may occur.

Adjustable Rate Mortgage Trust 2006-1 TERM SHEET	February 17, 2006 (212) 538-3831

Distributions of Principal

The principal payment amount will be paid on each distribution date as follows:

I. On each distribution date (a) prior to the stepdown date or (b) with respect to which a trigger event is in effect, the principal payment amount will be paid in the following order of priority:

(i)           to the supplemental interest trust for payment to the Swap Counterparty, any unpaid Swap Termination Payment payable by the Trust (including any amount remaining unpaid from prior Distribution Dates) (unless Swap Counterparty is the Defaulting Party or the sole Affected Party (each, as defined the Swap Agreement)) remaining unpaid after giving effect to the distributions of the Interest Remittance Amount for such Distribution Date;

(ii)          to the Class 6-A-1 and Class 6-A-2 Certificates, allocated as described below*, until their respective class principal balances are reduced to zero,

(iii)         to the Class 6-M-1 Certificates, until its class principal balance is reduced to zero;

(iv)         to the Class 6-M-2 Certificates, until its class principal balance is reduced to zero;

(v)          to the Class 6-M-3 Certificates, until its class principal balance is reduced to zero;

(vi)         to the Class 6-M-4 Certificates, until its class principal balance is reduced to zero;

(vii)        for application as part of monthly excess cashflow for such distribution date, as described below, any such principal payment amount remaining after application pursuant to clauses (i) through (v) above.

II. On each distribution date (a) on or after the stepdown date and (b) with respect to which a trigger event is not in effect, the principal payment amount will be paid in the following order of priority:

(i)           to the supplemental interest account for payment to the Swap Counterparty, any unpaid Swap Termination Payment payable by the Trust (including any amount remaining unpaid from prior Distribution Dates) (unless Swap Counterparty is the Defaulting Party or the sole Affected Party (each, as defined the Swap Agreement)) remaining unpaid after giving effect to the distributions of the Interest Remittance Amount for such Distribution Date;

(ii)          to the Class 6-A-1 and Class 6-A-2 Certificates, the senior principal payment amount for such distribution date, allocated as described below*, until their respective class principal balances are reduced to zero;

(iii)         to the Class 6-M-1 Certificates, the Class 6-M-1 principal payment amount for such distribution date, until its class principal balance is reduced to zero;

(iv)         to the Class 6-M-2 Certificates, the Class 6-M-2 principal payment amount for such distribution date, until its class principal balance is reduced to zero;

(v)          to the Class 6-M-3 Certificates, the Class 6-M-3 principal payment amount for such distribution date, until its class principal balance is reduced to zero;

(vi)         to the Class 6-M-4 Certificates, the Class 6-M-4 principal payment amount for such distribution date, until its class principal balance is reduced to zero; and

The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC and the Depositor have not verified those analyses, calculations or valuations or that such valuations represent levels where actual trades may occur.

Adjustable Rate Mortgage Trust 2006-1 TERM SHEET	February 17, 2006 (212) 538-3831

(vii)        for application as part of monthly excess cashflow for such distribution date, as described below, any such principal payment amount remaining after application pursuant to clauses (i) through (v) above.

The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC and the Depositor have not verified those analyses, calculations or valuations or that such valuations represent levels where actual trades may occur.

Adjustable Rate Mortgage Trust 2006-1 TERM SHEET	February 17, 2006 (212) 538-3831

Distribution of Monthly Excess Cashflow

On each distribution date, the monthly excess cashflow will be distributed in the following order of priority:

(1)   until the aggregate class principal balance of the Group 6 Certificates equals the aggregate loan group balance of the group 6 mortgage loans for such distribution date minus the targeted overcollateralization amount for such date:

(A) on each distribution date (a) prior to the stepdown date or (b) with respect to which a trigger event is in effect, to the extent of monthly excess interest for such distribution date, to the Group 6 Certificates, in the following order of priority:

(i)  to the Class 6-A-1 and Class 6-A-2 Certificates, allocated as described below*, until their respective class principal balances are reduced to zero;

(ii)  to the Class 6-M-1 Certificates, until its class principal balance is reduced to zero;

(iii)  to the Class 6-M-2 Certificates, until its class principal balance is reduced to zero;

(iv)  to the Class 6-M-3 Certificates, until its class principal balance is reduced to zero;

(v)  to the Class 6-M-4 Certificates, until its class principal balance is reduced to zero; and

(B) on each distribution date on or after the stepdown date and with respect to which a trigger event is not in effect, to fund any principal distributions required to be made on such distribution date as set forth above, after giving effect to the distribution of the principal payment amount for such date, in accordance with the priorities set forth above;

(2)   to the Class 6-A-2 Certificates, any deferred amount for such class;

(3)   to the Class 6-M-1 Certificates, any deferred amount for such class;

(4)   to the Class 6-M-2 Certificates, any deferred amount for such class;

(5)   to the Class 6-M-3 Certificates, any deferred amount for such class;

(6)   to the Class 6-M-4 Certificates, any deferred amount for such class;

(7)   pro rata (a) to the Class 6-A-2 Certificates, any basis risk shortfall with respect to the Class 6-A-2 Certificates, and (b) to the supplemental interest trust for payment to the Swap Counterparty, any payment owed to the supplemental interest trust by the Trust based on the amount that would have been allocable to the Class 6-A-1 Certificates in respect of basis risk shortfalls by application of the group 6 net funds cap, or in the case of the Class 6-A-1 Certificates the group 6 net funds cap less the Swap Fee Rate;

(8)   to the Class 6-M-1 Certificates, any basis risk shortfall for such class;

(9)   to the Class 6-M-2 Certificates, any basis risk shortfall for such class;

(10) to the Class 6-M-3 Certificates, any basis risk shortfall for such class;

(11) to the Class 6-M-4 Certificates, any basis risk shortfall for such class;

(12) to the supplemental interest trust for payment to the Swap Counterparty, any unpaid swap termination payment for such distribution date or any prior distribution date;

(13) to the Class 6-X Certificates, the amount distributable thereon pursuant to the pooling and servicing agreement; and

(14) to the Class AR and AR-L Certificates, any remaining amount (no payments are expected to be made to the Class AR Certificates under this clause).

The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC and the Depositor have not verified those analyses, calculations or valuations or that such valuations represent levels where actual trades may occur.

Adjustable Rate Mortgage Trust 2006-1 TERM SHEET	February 17, 2006 (212) 538-3831

*Distributions to the Group 6 Senior Certificates

Amounts allocable to the Class 6-A-1 and Class 6-A-2 Certificates shall be distributed sequentially to the Class 6-A-1 and Class 6-A-2 Certificates, in that order, until their respective class principal balances are reduced to zero, except that amounts allocable to the Class 6-A-1 and Class 6-A-2 Certificates shall be distributed pro rata to the Class 6-A-1 and Class 6-A-2 Certificates if:

1)    With respect to any Distribution Date prior to the Distribution Date in [March 2009], cumulative collateral losses are less than [1.00%] of the aggregate initial collateral balance; or

2)    With respect to any Distribution Date on or after the Distribution Date in [March 2009], no Trigger Event is in effect.

Group 6 Net Funds Caps

The pass-through rates on each Class of Group 6 Certificates (other than the Class 6-A-1 Certificates and the Class 6-X Certificates) are subject to the group 6 net funds cap.

On any distribution date, the group 6 net funds cap will equal (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the optimal interest remittance amount for such date and (2) 12, and the denominator of which is the aggregate loan group balance of the mortgage loans in loan group 6 for the immediately preceding distribution date, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the immediately preceding accrual period.

On any distribution date, if the current interest rate (calculated on the basis of the lesser of (x) one month LIBOR plus the applicable certificate margin and (y) the maximum interest rate) on any Class of Group 6 Certificates (other than the Class 6-A-1 Certificates and the Class 6-X Certificates) is limited by the related net funds cap, such difference will constitute a basis risk shortfall.

A schedule of the group 6 net funds cap is included in this document.

The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC and the Depositor have not verified those analyses, calculations or valuations or that such valuations represent levels where actual trades may occur.

Adjustable Rate Mortgage Trust 2006-1 TERM SHEET	February 17, 2006 (212) 538-3831

Group 6 Interest Rate Corridor Agreement...

On or before the closing date, the trustee, acting on behalf of the trust, will enter into an interest rate cap agreement with [Credit Suisse International], as counterparty, whereby, in consideration for a one-time payment by the trust to the cap counterparty on the closing date, the cap counterparty will agree to make certain payments, as described below, on each interest rate cap agreement payment date. Payments under the interest rate cap agreement will be available to pay the supplemental interest trust and cover basis risk shortfalls for the Group 6 Certificates, realized losses on the group 6 mortgage loans and deferred amounts on the Class 6-A-2, Class 6-M-1, Class 6-M-2, Class 6-M-3 and Class 6-M-4 Certificates. The first and last payment dates for the interest rate cap agreement will occur on the dates specified in the prospectus supplement.

Under the interest rate cap agreement, the cap counterparty will agree to make payments on each payment date equal to the product of (i) a fraction, the numerator of which is the actual number of days elapsed since the immediately preceding interest rate cap agreement payment date (or, in the case of the first interest rate cap agreement payment date, the closing date) through, but not including, the current interest rate cap agreement payment date, subject to the “Modified Following” Business Day Convention (within the meaning of the 2000 ISDA Definitions), and the denominator of which is 360, (ii) a notional amount (as set forth on p.[25] for such scheduled interest rate corridor agreement payment date) and (iii) the percentage equal to the difference between (1) the lesser of (a) the Index Rate for such period and (b) the upper strike rate for that period and (2) the lower strike rate for that period (as set forth on p. [25] for such interest rate corridor agreement payment date); provided, that if the Index Rate is less than or equal to the applicable lower strike rate, then the payment amount due under the interest rate cap agreement will be zero. Generally, the “Index Rate” will be the rate for one-month deposits in U.S. Dollars which appear on the Telerate Page 3750 two London banking days prior to the first day of the related accrual period for the interest rate cap agreement or, if such rate does not appear on the Telerate Page 3750, the rate determined based on the rates at which one-month deposits in U.S. Dollars are offered by the reference banks to prime banks in the London interbank market.

Any amounts received by the trust administrator under the interest rate cap agreement will be deposited to a related account established by the trust administrator. Amounts on deposit in the interest rate cap account will be distributed on any distribution date in the following order of priority:

(i) to the supplemental interest trust for payment to the Swap Counterparty, reimbursements, if any, of amounts that may have reduced Swap Fee Amount by the application of the Group 6 Net Funds Cap as applicable to the Class 6-A-1 Certificates, for the related Distribution Date;

(ii) pro rata (a) to the Class 6-A-2 Certificates, any basis risk shortfall with respect to the Class 6-A-2 Certificates, and (b) to the supplemental interest trust, any payment owed to the supplemental interest trust by the Trust based on the amount that would have been allocable to the Class 6-A-1 Certificates in respect of basis risk shortfalls by application of the group 6 net funds cap;

(iii) to the Class 6-M-1, Class 6-M-2, Class 6-M-3, and Class 6-M-4 Certificates, sequentially, the amount of any unpaid Basis Risk Shortfalls for such class;

(iv) to the Principal Remittance Amount for loan group 6, up to the amount of such Realized Losses on the mortgage loans in loan group 6 incurred during the related Collection Period, any shortfall to be allocated pro rata based upon the amount of such Realized Losses; and

(v) sequentially, to the Class 6-A-2, Class 6-M-1, Class 6-M-2, Class 6-M-3 and Class 6-M-4 Certificates, in that order, any applicable deferred amounts thereon remaining unreimbursed, in each case prior to giving effect to amounts available to be paid in respect of deferred amounts as described herein on such distribution date.

Amounts paid under the interest rate cap agreement not used on any distribution date to pay the supplemental interest trust or Basis Risk Shortfalls on the Group 6-A-2 Certificates, Realized Losses on the group 6 mortgage loans or deferred amounts on the Class 6-A-2, Class 6-M-1, Class 6-M-2, Class 6-M-3 and Class 6-M-4 Certificates will remain on deposit in the interest rate cap account and may be available on future distribution dates to make the payments described in the preceding paragraph; provided, however that such amounts will be paid into and distributed out of a separate trust created pursuant to the pooling and servicing agreement for the benefit of the Group 6 Certificates. However, at no time will the amount on deposit in the interest rate cap account exceed the deposit amount. The “deposit amount” will be calculated on each distribution date, after giving effect to withdrawals from the interest rate cap account on that distribution date and distributions and allocation of losses on the certificates on such date, and will equal the excess, if any, of the Targeted Overcollateralization Amount for such distribution date over the Overcollateralization Amount for such distribution date.

Unless terminated earlier, the interest rate cap agreement will terminate on the date specified in the prospectus supplement. Both the trustee and the cap counterparty will have the right to terminate the interest rate cap agreement for certain reasons set forth in the documentation associated with each interest rate cap agreement, including, without limitation, the related ISDA Master Agreement, the Schedule thereto and a Confirmation thereunder. Although it is not anticipated that there will be amounts payable by the trust, certain amounts may be payable by the trust under the interest rate cap agreement from funds otherwise distributable to the holders of the certificates as a result of such termination.

The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC and the Depositor have not verified those analyses, calculations or valuations or that such valuations represent levels where actual trades may occur.

Adjustable Rate Mortgage Trust 2006-1 TERM SHEET	February 17, 2006 (212) 538-3831

Class 6-A-1 Swap Agreement..............

To enable the Class 6-A-1 Certificates to be offered as an uncapped LIBOR floating rate certificate, on or before the closing date, the trustee, acting on behalf of the trust, will enter into a swap agreement with [Credit Suisse International] (in such capacity, the “Swap Counterparty”) to provide interest payments in excess of the group 6 net funds cap; provided however that if a swap default should occur and be continuing, payments to the Class 6-A-1 Certificates in respect of interest will generally be subject to the group 6 net funds cap. A separate supplemental interest trust created under the pooling and servicing agreement will hold a swap agreement between the trustee, on behalf of the supplemental interest trust, and the Swap Counterparty, for the benefit of the Class 6-A-1 Certificates.

Under the Swap Agreement, on each Swap Payment Date (as defined below):

the trustee, on behalf of the supplemental interest trust, will be obligated to pay to the Swap Counterparty an amount equal to the sum of (1) from the interest remittance amount, prior to any other distributions of interest, the Swap Fee Amount (as defined below), (2) from the interest remittance amount, pro rata with payments of current and carryforward interest to the Class 6-A-2 Certficates, the product of (a) the pass-through rate for the Class 6-A-1 Certificates, (b) a fraction, the numerator of which is the actual number of days elapsed in the related Calculation Period (as defined below) and the denominator of which is 360, and (c) the Swap Notional Amount (as defined below); and (3) from distributions of monthly excess cashflow, pro rata with payments of basis risk shortfall amounts to the Class 6-A-2 Certficates, the amount that would have been allocable to the Class 6-A-1 Certificates in respect of basis risk shortfalls by application of the group 6 net funds cap, to the extent remaining unpaid pursuant to clause (2) above, and (4) from the interest rate cap account, pro rata with payments of current and carryforward interest to the Class 6-A-2 Certficates, the amount that would have been allocable to the Class 6-A-1 Certificates in respect of basis risk shortfalls by application of the group 6 net funds cap;

the Swap Counterparty will be obligated to pay to the trustee, on behalf of the supplemental interest trust, an amount equal to the product of (a) the formula rate for the Class 6-A-1 Certificates, (b) a fraction, the numerator of which is the actual number of days elapsed in the related Calculation Period (as defined below) and the denominator of which is 360 and (c) the Swap Notional Amount (as defined below).

Payments under the Swap Agreement will be made on a net basis.

The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC and the Depositor have not verified those analyses, calculations or valuations or that such valuations represent levels where actual trades may occur.

Adjustable Rate Mortgage Trust 2006-1 TERM SHEET	February 17, 2006 (212) 538-3831

The Swap Payment Date will be one business day prior to the related Distribution Date, beginning in March 2006. The “Swap Termination Date” means the Final Scheduled Distribution Date.

The Swap Notional Amount will equal the lesser of (a) the certificate principal balance of the Class 6-A-1 Certificates on the related Swap Payment Date and (b) the aggregate principal balance of the Group 6 mortgage loans as of the last day of the related due period.

The Swap Fee Amount will equal an amount described in the Swap Agreement.

With respect to the Supplemental Interest Trust and the Swap Counterparty, the Calculation Period means each period from and including the Distribution Date in the preceding calendar month to, but excluding, the related Distribution Date, except that the initial Calculation Period will commence on, and include, February 28, 2006 and the final Calculation Period will end on, but exclude, the Swap Termination Date, provided that such Calculation Period shall be adjusted pursuant to the “Modified Following Business Day Convention” (as defined in the ISDA Master Agreement).

The Swap Agreement and any payments made by the Swap Counterparty thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.

The respective obligations of the Swap Counterparty and the supplemental interest trust to pay specified amounts due under the Swap Agreement will be subject to the following conditions precedent: (1) no swap event of default or event that with the giving of notice or lapse of time or both would become a swap event of default shall have occurred and be continuing with respect to the Swap Agreement and (2) no early termination date (as described in the related Swap Agreement) has occurred or been effectively designated with respect to any transaction under the Swap Agreement.

Upon the occurrence of a swap event of default (a termination event with respect to the Swap Agreement or an additional termination event with respect to the Swap Agreement), the supplemental interest trust or the Swap Counterparty may be liable to make a termination payment to the other party. The swap termination payment will be based on the value of the Swap Agreement computed in accordance with the procedures set forth in the Swap Agreement taking into account the present value of the unpaid amounts that would have been owed by the supplemental interest trust and the Swap Counterparty under the remaining scheduled term of the Swap Agreement. In the event that the trustee, on behalf of the supplemental interest trust, is required to make a swap termination payment, that payment will be paid on the related swap payment date, and on any subsequent swap payment dates until paid in full.

Any net trust swap payment deposited to the supplemental interest trust by the trustee will be distributed to the Swap Counterparty. To the extent that a swap termination payment is made by the Swap Counterparty to the supplemental interest trust, such specific amount shall be used to make any upfront payment required under a replacement swap agreement and to the extent that any payments are received from a replacement swap counterparty as payment by such replacement swap counterparty to enter into a replacement transaction(s), such specific amounts shall be used to pay directly any termination payments owing to the Swap Counterparty that is being replaced.

Notwithstanding anything to the contrary contained herein, in the event that a replacement swap agreement is not obtained within 30 days after receipt by the trustee of the swap termination payment paid by the original Swap Counterparty, the trustee will deposit such swap termination payment into the supplemental interest trust and will, on each distribution date, withdraw from the supplemental interest trust an amount equal to the net counterparty payment, if any, that would have been paid to the supplemental interest trust by the original Swap Counterparty (computed in accordance with the terms of the original Swap Agreement) and distribute such amount in the priority set forth below.

The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC and the Depositor have not verified those analyses, calculations or valuations or that such valuations represent levels where actual trades may occur.

Adjustable Rate Mortgage Trust 2006-1 TERM SHEET	February 17, 2006 (212) 538-3831

Any net counterparty payment deposited to the supplemental interest trust by the Swap Counterparty will be distributed on the related distribution date to the Class 6-A-1 Certificates in an amount equal to the product of (a) the difference between the Formula Rate and the pass-through rate, (b) a fraction, the numerator of which is the actual number of days elapsed in the related Calculation Period and the denominator of which is 360, and (c) the Class 6-A-1 Certificate Principal Balance, and any remainder will be distributed to the Class 6-X Certificates. Any net trust payment deposited to the supplemental interest trust by the Trust will be distributed on the related distribution date to the Swap Counterparty.

The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC and the Depositor have not verified those analyses, calculations or valuations or that such valuations represent levels where actual trades may occur.

Adjustable Rate Mortgage Trust 2006-1 TERM SHEET	February 17, 2006 (212) 538-3831

VI.	Group 6 Interest Rate Corridor Schedule

Period	Date	Notional Balance	LIBOR Strike	LIBOR Cap	Corridor (bps)	Period	Date	Notional Balance	LIBOR Strike	LIBOR Cap	Corridor (bps)
1	3/25/2006	294,187,000	8.052%	9.752%	170.0	30	8/25/2008	104,905,178	6.760%	9.690%	293.0
2	4/25/2006	286,331,593	6.449%	9.751%	330.2	31	9/25/2008	102,923,208	6.758%	9.688%	293.0
3	5/25/2006	280,567,657	6.672%	9.751%	307.9	32	10/25/2008	99,960,684	6.993%	9.685%	269.2
4	6/25/2006	270,789,769	6.466%	9.750%	328.4	33	11/25/2008	96,631,536	6.753%	9.681%	292.8
5	7/25/2006	265,431,589	6.688%	9.749%	306.1	34	12/25/2008	81,849,468	7.005%	9.662%	265.7
6	8/25/2006	260,474,364	6.465%	9.749%	328.4	35	1/25/2009	74,465,265	6.772%	9.650%	287.8
7	9/25/2006	255,608,868	6.464%	9.748%	328.4	36	2/25/2009	73,048,653	6.769%	9.647%	287.8
8	10/25/2006	250,833,408	6.687%	9.748%	306.1	37	3/25/2009	71,658,256	7.530%	9.644%	211.4
9	11/25/2006	246,146,318	6.463%	9.747%	328.4	38	4/25/2009	70,734,872	6.784%	9.662%	287.8
10	12/25/2006	241,545,965	6.686%	9.747%	306.1	39	5/25/2009	69,395,459	7.044%	9.684%	264.0
11	1/25/2007	237,030,748	6.462%	9.746%	328.4	40	6/25/2009	68,080,834	6.823%	9.701%	287.8
12	2/25/2007	232,599,092	6.461%	9.745%	328.4	41	7/25/2009	66,790,538	7.068%	9.708%	264.0
13	3/25/2007	228,249,454	7.179%	9.744%	256.5	42	8/25/2009	65,524,122	6.837%	9.715%	287.8
14	4/25/2007	223,980,318	6.459%	9.743%	328.4	43	9/25/2009	64,281,145	6.842%	9.720%	287.8
15	5/25/2007	219,790,195	6.681%	9.742%	306.1	44	10/25/2009	63,061,174	7.084%	9.724%	264.0
16	6/25/2007	215,677,626	6.457%	9.741%	328.4	45	11/25/2009	61,863,783	6.849%	9.727%	287.8
17	7/25/2007	211,641,177	6.679%	9.740%	306.1	46	12/25/2009	60,688,555	7.072%	9.712%	264.0
18	8/25/2007	207,679,442	6.455%	9.739%	328.4	47	1/25/2010	59,535,082	6.837%	9.715%	287.8
19	9/25/2007	203,536,200	6.455%	9.738%	328.3	48	2/25/2010	58,402,960	6.841%	9.719%	287.8
20	10/25/2007	169,863,342	6.840%	9.728%	288.8	49	3/25/2010	57,291,794	7.606%	9.720%	211.4
21	11/25/2007	166,451,697	6.610%	9.727%	311.7	50	4/25/2010	56,201,199	6.843%	9.721%	287.8
22	12/25/2007	132,093,479	6.948%	9.710%	276.2	51	5/25/2010	55,130,794	7.083%	9.723%	264.0
23	1/25/2008	119,865,866	6.772%	9.702%	293.0	52	6/25/2010	54,080,204	6.847%	9.725%	287.8
24	2/25/2008	117,607,008	6.770%	9.700%	293.0	53	7/25/2010	53,049,065	7.086%	9.726%	264.0
25	3/25/2008	115,389,953	7.256%	9.699%	244.3	54	8/25/2010	51,998,446	6.850%	9.728%	287.8
26	4/25/2008	113,213,928	6.767%	9.697%	293.0	55	9/25/2010	50,957,522	6.852%	9.730%	287.8
27	5/25/2008	111,078,175	7.000%	9.695%	269.5	56	10/25/2010	49,787,585	7.094%	9.732%	263.8
28	6/25/2008	108,981,951	6.763%	9.693%	293.0	57	11/25/2010	48,680,387	6.858%	9.734%	287.6
29	7/25/2008	106,924,524	6.996%	9.691%	269.5	58	12/25/2010	47,140,158	7.103%	9.738%	263.5

The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC and the Depositor have not verified those analyses, calculations or valuations or that such valuations represent levels where actual trades may occur.

Adjustable Rate Mortgage Trust 2006-1 TERM SHEET	February 17, 2006 (212) 538-3831

VII.	BOND PROFILES

GROUPS 1, 2, 3, 4 and 5 BOND PROFILES TO CALL*:

	15 CPB / Cal (Y)	20 CPB / Cal (Y)	22 CPB / Cal (Y)	25 CPB / Cal (Y)	27 CPB / Cal (Y)	30 CPB / Cal (Y)	35 CPB / Cal (Y)	40 CPB / Cal (Y)	45 CPB / Cal (Y)
1A1	Run to the earliest of the 10% Call and each underlying loans' reset
WAL Principal Window Principal # Months	2.14 Mar06 - Dec08 34	1.97 Mar06 - Nov08 33	1.91 Mar06 - Dec08 34	1.82 Mar06 - Dec08 34	1.76 Mar06 - Dec08 34	1.67 Mar06 - Dec08 34	1.53 Mar06 - Dec08 34	1.40 Mar06 - Dec08 34	1.27 Mar06 - Dec08 34
2A1	Run to the earliest of the 10% Call and each underlying loans' reset
WAL Principal Window Principal # Months	3.18 Mar06 - Dec10 58	2.80 Mar06 - Dec10 58	2.66 Mar06 - Dec10 58	2.46 Mar06 - Dec10 58	2.34 Mar06 - Dec10 58	2.16 Mar06 - Dec10 58	1.89 Mar06 - Oct10 56	1.63 Mar06 - May10 51	1.39 Mar06 - Sep09 43
3A1 & 3A2	Run to the earliest of the 10% Call and each underlying loans' reset
WAL Principal Window Principal # Months	3.92 Mar06 - Nov12 81	3.33 Mar06 - Nov12 81	3.03 Mar06 - May12 75	2.61 Mar06 - Jul11 65	2.38 Mar06 - Jan11 59	2.19 Mar06 - Dec10 58	1.90 Mar06 - Oct10 56	1.63 Mar06 - May10 51	1.39 Mar06 - Sep09 43
4A1	Run to the earliest of the 10% Call and each underlying loans' reset
WAL Principal Window Principal # Months	3.93 Mar06 - Nov12 81	3.33 Mar06 - Nov12 81	3.03 Mar06 - May12 75	2.62 Mar06 - Jul11 65	2.38 Mar06 - Jan11 59	2.19 Mar06 - Dec10 58	1.90 Mar06 - Oct10 56	1.63 Mar06 - May10 51	1.39 Mar06 - Sep09 43
5A1 & 5A2	Run to the earliest of the 10% Call and each underlying loans' reset
WAL Principal Window Principal # Months	3.21 Mar06 - Dec10 58	2.83 Mar06 - Dec10 58	2.68 Mar06 - Dec10 58	2.48 Mar06 - Dec10 58	2.36 Mar06 - Dec10 58	2.18 Mar06 - Dec10 58	1.90 Mar06 - Oct10 56	1.63 Mar06 - May10 51	1.39 Mar06 - Sep09 43
CB Classes	Run to the earliest of the 10% Call and each underlying loans' reset
WAL Principal Window Principal # Months	5.17 Mar06 - Nov12 81	4.75 Mar06 - Nov12 81	4.50 Mar06 - May12 75	4.16 Mar06 - Jul11 65	3.97 Mar06 - Jan11 59	3.82 Mar06 - Dec10 58	3.56 Mar06 - Oct10 56	3.22 Mar06 - May10 51	2.81 Mar06 - Sep09 43

*Assumes:

1 Month LIBOR:	[4.5700]%
6 Month LIBOR:	[4.8888]%
1 Year LIBOR:	[5.0300]%
1 Year CMT:	[4.6573]%

** WAL’s calculated from the settlement date assuming a 30/360 basis.

The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC and the Depositor have not verified those analyses, calculations or valuations or that such valuations represent levels where actual trades may occur.

Adjustable Rate Mortgage Trust 2006-1 TERM SHEET	February 17, 2006 (212) 538-3831

BOND PROFILES (Cont.)

GROUPS 1, 2, 3, 4 AND 5 BOND PROFILES TO MATURITY*:

	15 CPB / Call (N)	20 CPB / Call (N)	22 CPB / Call (N)	25 CPB / Cal (N)	27 CPB / Call (N)	30 CPB / Call (N)	35 CPB / Call(N)	40 CPB / Call (N)	45 CPB / Call (N)
1A1	Run to each underlying loans' reset
WAL Principal Window	2.14 Mar06 - Dec08	1.97 Mar06 - Nov08	1.91 Mar06 - Dec08	1.82 Mar06 - Dec08	1.76 Mar06 - Dec08	1.67 Mar06 - Dec08	1.53 Mar06 - Dec08	1.40 Mar06 - Dec08	1.27 Mar06 - Dec08
Principal # Months	34	33	34	34	34	34	34	34	34
2A1	Run to each underlying loans' reset
WAL	3.18	2.80	2.66	2.46	2.34	2.16	1.90	1.67	1.47
Principal Window	Mar06 - Dec10	Mar06 - Dec10	Mar06 - Dec10	Mar06 - Dec10	Mar06 - Dec10	Mar06 - Dec10	Mar06 - Dec10	Mar06 - Dec10	Mar06 - Dec10
Principal # Months	58	58	58	58	58	58	58	58	58
3A1 & 3A2	Run to each underlying loans'reset
WAL	3.92	3.33	3.12	2.83	2.65	2.41	2.06	1.77	1.53
Principal Window	Mar06 - Dec12	Mar06 - Dec12	Mar06 - Dec12	Mar06 - Dec12	Mar06 - Dec12	Mar06 - Dec12	Mar06 - Dec12	Mar06 - Dec12	Mar06 - Dec12
Principal # Months	82	82	82	82	82	82	82	82	82
4A1	Run to each underlyingloans'reset
WAL	4.66	3.78	3.49	3.09	2.86	2.56	2.14	1.81	1.55
Principal Window	Mar06 - Feb16	Mar06 - Feb16	Mar06 - Feb16	Mar06 - Feb16	Mar06 - Feb16	Mar06 - Feb16	Mar06 - Feb16	Mar06 - Feb16	Mar06 - Feb16
Principal # Months	120	120	120	120	120	120	120	120	120
5A1 & 5A2	Run to each underlyingloans'reset
WAL	3.21	2.83	2.68	2.48	2.36	2.18	1.91	1.68	1.47
Principal Window	Mar06 - Dec10	Mar06 - Dec10	Mar06 - Dec10	Mar06 - Dec10	Mar06 - Dec10	Mar06 - Dec10	Mar06 - Dec10	Mar06 - Dec10	Mar06 - Dec10
Principal # Months	58	58	58	58	58	58	58	58	58
CB Classes	Run to each underlying loans'reset
WAL	5.52	4.97	4.77	4.54	4.41	4.20	3.86	3.56	3.24
Principal Window	Mar06 - Feb16	Mar06 - Feb16	Mar06 - Feb16	Mar06 - Feb16	Mar06 - Feb16	Mar06 - Feb16	Mar06 - Feb16	Mar06 - Feb16	Mar06 - Feb16
Principal # Months	120	120	120	120	120	120	120	120	120

*Assumes:

1 Month LIBOR:	[4.5700]%
6 Month LIBOR:	[4.8888]%
1 Year LIBOR:	[5.0300]%
1 Year CMT:	[4.6573]%

** WAL’s calculated from the settlement date assuming a 30/360 basis.

The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC and the Depositor have not verified those analyses, calculations or valuations or that such valuations represent levels where actual trades may occur.

Adjustable Rate Mortgage Trust 2006-1 TERM SHEET	February 17, 2006 (212) 538-3831

BOND PROFILES (Cont.)

GROUP 6 CERTIFICATE PROFILES TO CALL*:

	15 CPR / Call (Y)	20 CPR / Cal (Y)	25 CPR / Call (Y)	28 CPR / Call (Y)	30 CPR / Call (Y)	32 CPR / Call (Y)	35 CPR / Call (Y)	40 CPR / Call (Y)	45 CPR / Call (Y)
6A1s & 6A2s	Run to 10% Call
WAL	4.99	3.70	2.88	2.52	2.32	2.14	1.90	1.57	1.30
Principal Window	Mar06 - Aug19	Mar06 - Apr16	Mar06 - Jan14	Mar06 - Feb13	Mar06 - Jul12	Mar06 - Feb12	Mar06 - Jun11	Mar06 - Aug10	Mar06 - Jan10
Principal # Months	162	122	95	84	77	72	64	54	47
6M1	Run to 10% Call
WAL	8.92	6.63	5.24	4.72	4.44	4.25	4.00	3.80	3.77
Principal Window	May10 - Aug19	Apr09 - Apr16	Mar09 - Jan14	Apr09 - Feb13	Apr09 - Jul12	May09 - Feb12	May09 - Jun11	Jun09 - Aug10	Aug09 - Jan10
Principal # Months	112	85	59	47	40	34	26	15	6
6M2	Run to 10% Call
WAL	8.92	6.63	5.22	4.69	4.40	4.18	3.90	3.61	3.48
Principal Window	May10 - Aug19	Apr09 - Apr16	Mar09 - Jan14	Mar09 - Feb13	Mar09 - Jul12	Apr09 - Feb12	Apr09 - Jun11	Apr09 - Aug10	May09 - Jan10
Principal # Months	112	85	59	48	41	35	27	17	9
6M3	Run to 10% Call
WAL	8.54	6.32	4.99	4.47	4.19	3.97	3.70	3.40	3.26
Principal Window	May10 - Aug19	Apr09 - Apr16	Mar09 - Jan14	Mar09 - Feb13	Mar09 - Jul12	Mar09 - Feb12	Mar09 - Jun11	Mar09 - Aug10	Mar09 - Jan10
Principal # Months	112	85	59	48	41	36	28	18	11
6M4	Run to 10% Call
WAL	6.81	5.01	3.96	3.56	3.38	3.25	3.12	3.07	3.07
Principal Window	May10 - May15	Apr09 - Dec12	Mar09 - Jun11	Mar09 - Oct10	Mar09 - Jun10	Mar09 - Feb10	Mar09 - Sep09	Mar09 - Mar09	Mar09 - Mar09
Principal # Months	61	45	28	20	16	12	7	1	1

*Assumes:

1 Month LIBOR:	[4.5700]%
6 Month LIBOR:	[4.8888]%
1 Year LIBOR:	[5.0300]%
1 Year CMT:	[4.6573]%

** WAL’s calculated from the settlement date assuming a 30/360 basis.

The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC and the Depositor have not verified those analyses, calculations or valuations or that such valuations represent levels where actual trades may occur.

Adjustable Rate Mortgage Trust 2006-1 TERM SHEET	February 17, 2006 (212) 538-3831

BOND PROFILES (Cont.)

GROUP 6 CERTIFICATE PROFILES TO MATURITY*:

	15 CPR / Cal (N)	20 CPR / Cal (N)	25 CPR / Cal (N)	28 CPR / Cal (N)	30 CPR / Cal (N)	32 CPR / Cal (N)	35 CPR / Cal (N)	40 CPR / Cal (N)	45 CPR / Cal (N)
6A1s & 6A2s	Run to Maturity
WAL	5.37	4.02	3.15	2.76	2.54	2.34	2.08	1.72	1.43
Principal Window	Mar06 - Feb32	Mar06 - Aug27	Mar06 - Sep23	Mar06 - Sep21	Mar06 - Aug20	Mar06 - Aug19	Mar06 - Apr18	Mar06 - Jun16	Mar06 - Dec14
Principal # Months	312	258	211	187	174	162	146	124	106
6M1	Run to Maturity
WAL	9.57	7.15	5.68	5.10	4.81	4.57	4.31	4.06	4.01
Principal Window	May10 - Apr26	Apr09 - Oct21	Mar09 - Jul18	Apr09 - Feb17	Apr09 - Apr16	May09 - Jul15	May09 - Aug14	Jun09 - Apr13	Aug09 - Apr12
Principal # Months	192	151	113	95	85	75	64	47	33
6M2	Run to Maturity
WAL	9.28	6.92	5.47	4.90	4.61	4.36	4.07	3.76	3.59
Principal Window	May10 - Apr23	Apr09 - Mar19	Mar09 - Jul16	Mar09 - Apr15	Mar09 - Jul14	Apr09 - Dec13	Apr09 - Feb13	Apr09 - Jan12	May09 - Mar11
Principal # Months	156	120	89	74	65	57	47	34	23
6M3	Run to Maturity
WAL	8.55	6.33	5.00	4.47	4.20	3.97	3.71	3.41	3.26
Principal Window	May10 - Apr20	Apr09 - Oct16	Mar09 - Jul14	Mar09 - Jul13	Mar09 - Dec12	Mar09 - Jun12	Mar09 - Oct11	Mar09 - Nov10	Mar09 - Mar10
Principal # Months	120	91	65	53	46	40	32	21	13
6M4	Run to Maturity
WAL	6.81	5.01	3.96	3.56	3.38	3.25	3.12	3.07	3.07
Principal Window	May10 - May15	Apr09 - Dec12	Mar09 - Jun11	Mar09 - Oct10	Mar09 - Jun10	Mar09 - Feb10	Mar09 - Sep09	Mar09 - Mar09	Mar09 - Mar09
Principal # Months	61	45	28	20	16	12	7	1	1

*Assumes:

1 Month LIBOR:	[4.5700]%
6 Month LIBOR:	[4.8888]%
1 Year LIBOR:	[5.0300]%
1 Year CMT:	[4.6573]%

** WAL’s calculated from the settlement date assuming a 30/360 basis.

The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC and the Depositor have not verified those analyses, calculations or valuations or that such valuations represent levels where actual trades may occur.

Adjustable Rate Mortgage Trust 2006-1 TERM SHEET	February 17, 2006 (212) 538-3831

VIII.	Net Funds Cap

Group 6 – Flat LIBOR*

Note: All Group 6 LIBOR Certificates (except for Class 6-A-1 Certificates) are subject to an 11.00% hard cap.

Period	Distribution Date	Day Count	AFC** 30/360	AFC** Act/360	Period	Distribution Date	Day Count	AFC** 30/360	AFC** Act/360

1	25-Mar-06	25	6.916	8.300	37	25-Mar-09	28	7.976	8.546
2	25-Apr-06	31	6.919	6.696	38	25-Apr-09	31	7.976	7.719
3	25-May-06	30	6.919	6.919	39	25-May-09	30	7.981	7.981
4	25-Jun-06	31	6.934	6.710	40	25-Jun-09	31	7.982	7.725
5	25-Jul-06	30	6.934	6.934	41	25-Jul-09	30	7.983	7.983
6	25-Aug-06	31	6.934	6.710	42	25-Aug-09	31	7.983	7.725
7	25-Sep-06	31	6.934	6.710	43	25-Sep-09	31	7.983	7.725
8	25-Oct-06	30	6.934	6.934	44	25-Oct-09	30	7.983	7.983
9	25-Nov-06	31	6.934	6.710	45	25-Nov-09	31	7.983	7.725
10	25-Dec-06	30	6.939	6.939	46	25-Dec-09	30	7.983	7.983
11	25-Jan-07	31	6.939	6.715	47	25-Jan-10	31	7.983	7.726
12	25-Feb-07	31	6.939	6.715	48	25-Feb-10	31	7.983	7.726
13	25-Mar-07	28	6.939	7.434	49	25-Mar-10	28	7.983	8.554
14	25-Apr-07	31	6.939	6.715	50	25-Apr-10	31	7.983	7.726
15	25-May-07	30	6.939	6.939	51	25-May-10	30	7.984	7.984
16	25-Jun-07	31	6.939	6.715	52	25-Jun-10	31	7.984	7.726
17	25-Jul-07	30	6.939	6.939	53	25-Jul-10	30	7.984	7.984
18	25-Aug-07	31	6.939	6.715	54	25-Aug-10	31	7.983	7.726
19	25-Sep-07	31	6.940	6.716	55	25-Sep-10	31	7.983	7.726
20	25-Oct-07	30	7.360	7.360	56	25-Oct-10	30	7.985	7.985
21	25-Nov-07	31	7.362	7.125	57	25-Nov-10	31	7.985	7.728
22	25-Dec-07	30	7.682	7.682	58	25-Dec-10	30	7.998	7.998
23	25-Jan-08	31	7.782	7.531	59	25-Jan-11	31	8.789	8.505
24	25-Feb-08	31	7.782	7.531	60	25-Feb-11	31	8.789	8.505
25	25-Mar-08	29	7.782	8.050	61	25-Mar-11	28	8.789	9.417
26	25-Apr-08	31	7.906	7.651	62	25-Apr-11	31	8.789	8.506
27	25-May-08	30	7.906	7.906	63	25-May-11	30	8.789	8.789
28	25-Jun-08	31	7.909	7.654	64	25-Jun-11	31	8.790	8.507
29	25-Jul-08	30	7.909	7.909	65	25-Jul-11	30	8.791	8.791
30	25-Aug-08	31	7.909	7.654	66	25-Aug-11	31	8.791	8.507
31	25-Sep-08	31	7.909	7.654	67	25-Sep-11	31	8.791	8.507
32	25-Oct-08	30	7.913	7.913	68	25-Oct-11	30	8.791	8.791
33	25-Nov-08	31	7.939	7.683	69	25-Nov-11	31	8.791	8.508
34	25-Dec-08	30	7.942	7.942	70	25-Dec-11	30	8.791	8.791
35	25-Jan-09	31	7.976	7.719	71	25-Jan-12	31	8.792	8.508
36	25-Feb-09	31	7.976	7.719	72	25-Feb-12	31	8.792	8.508

*Assumes:

1 Month LIBOR:	[4.5700]%
6 Month LIBOR:	[4.8888]%
1 Year LIBOR:	[5.0300]%
1 Year CMT:	[4.6573]%

** Assumes all collateral pays at 30% CPR.

The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC and the Depositor have not verified those analyses, calculations or valuations or that such valuations represent levels where actual trades may occur.

Adjustable Rate Mortgage Trust 2006-1 TERM SHEET	February 17, 2006 (212) 538-3831

Net Funds Cap (Cont.)

Group 6 – Stressed LIBOR*

Note: All Group 6 LIBOR Certificates (except for Class 6-A-1 Certificates) are subject to an 11.00% hard cap.

Period	Distribution	Day	AFC	AFC**	Period	Distribution	Day	AFC	AFC**
	Date	Count	30/360	Act/360		Date	Count	30/360	Act/360

1	25-Mar-06	25	6.916	8.300	37	25-Mar-09	28	9.199	9.856
2	25-Apr-06	31	6.947	6.723	38	25-Apr-09	31	9.334	9.033
3	25-May-06	30	6.947	6.947	39	25-May-09	30	9.343	9.343
4	25-Jun-06	31	6.962	6.737	40	25-Jun-09	31	9.361	9.059
5	25-Jul-06	30	6.962	6.962	41	25-Jul-09	30	9.369	9.369
6	25-Aug-06	31	6.962	6.737	42	25-Aug-09	31	9.369	9.067
7	25-Sep-06	31	6.962	6.737	43	25-Sep-09	31	9.369	9.067
8	25-Oct-06	30	6.962	6.962	44	25-Oct-09	30	9.393	9.393
9	25-Nov-06	31	6.962	6.737	45	25-Nov-09	31	9.402	9.099
10	25-Dec-06	30	6.977	6.977	46	25-Dec-09	30	9.561	9.561
11	25-Jan-07	31	6.977	6.752	47	25-Jan-10	31	9.595	9.285
12	25-Feb-07	31	6.977	6.752	48	25-Feb-10	31	9.595	9.285
13	25-Mar-07	28	6.977	7.475	49	25-Mar-10	28	9.595	10.280
14	25-Apr-07	31	6.977	6.752	50	25-Apr-10	31	9.595	9.285
15	25-May-07	30	6.977	6.977	51	25-May-10	30	9.600	9.600
16	25-Jun-07	31	6.992	6.766	52	25-Jun-10	31	9.602	9.292
17	25-Jul-07	30	6.992	6.992	53	25-Jul-10	30	9.602	9.602
18	25-Aug-07	31	6.992	6.766	54	25-Aug-10	31	9.604	9.294
19	25-Sep-07	31	6.999	6.773	55	25-Sep-10	31	9.606	9.296
20	25-Oct-07	30	7.427	7.427	56	25-Oct-10	30	9.627	9.627
21	25-Nov-07	31	7.430	7.190	57	25-Nov-10	31	9.636	9.325
22	25-Dec-07	30	8.052	8.052	58	25-Dec-10	30	9.819	9.819
23	25-Jan-08	31	8.232	7.967	59	25-Jan-11	31	12.305	11.908
24	25-Feb-08	31	8.232	7.967	60	25-Feb-11	31	12.305	11.908
25	25-Mar-08	29	8.232	8.516	61	25-Mar-11	28	12.305	13.184
26	25-Apr-08	31	8.372	8.101	62	25-Apr-11	31	12.305	11.909
27	25-May-08	30	8.374	8.374	63	25-May-11	30	12.306	12.306
28	25-Jun-08	31	8.503	8.229	64	25-Jun-11	31	12.309	11.912
29	25-Jul-08	30	8.540	8.540	65	25-Jul-11	30	12.311	12.311
30	25-Aug-08	31	8.540	8.265	66	25-Aug-11	31	12.311	11.913
31	25-Sep-08	31	8.540	8.265	67	25-Sep-11	31	12.311	11.913
32	25-Oct-08	30	8.704	8.704	68	25-Oct-11	30	12.311	12.311
33	25-Nov-08	31	8.732	8.450	69	25-Nov-11	31	12.311	11.913
34	25-Dec-08	30	9.022	9.022	70	25-Dec-11	30	12.314	12.314
35	25-Jan-09	31	9.199	8.902	71	25-Jan-12	31	12.315	11.918
36	25-Feb-09	31	9.199	8.902	72	25-Feb-12	31	12.315	11.918

* Assumes each underlying Collateral index instantaneously rises to 20.00% and all collateral pays at 30% CPR.

** Adjusted to an Actual/360 basis assuming payments are made on the dates indicated.

The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC and the Depositor have not verified those analyses, calculations or valuations or that such valuations represent levels where actual trades may occur.

Adjustable Rate Mortgage Trust 2006-1 TERM SHEET	February 17, 2006 (212) 538-3831

Net Funds Cap (Cont.)

Group 6 – Stressed LIBOR* with Cap (see “Group 6 Interest Rate Corridor Agreement” pages [20 to 21])

Note: All Group 6 LIBOR Certificates (except for Class 6-A-1 Certificates) are subject to an 11.00% hard cap.

Period	Distribution	Day	AFC	AFC**	Period	Distribution	Day	AFC	AFC**
	Date	Count	30/360	Act/360		Date	Count	30/360	Act/360

1	25-Mar-06	25	8.333	10.000	37	25-Mar-09	28	10.142	10.867
2	25-Apr-06	31	10.331	9.998	38	25-Apr-09	31	10.763	10.416
3	25-May-06	30	9.996	9.996	39	25-May-09	30	10.611	10.611
4	25-Jun-06	31	10.266	9.935	40	25-Jun-09	31	10.789	10.441
5	25-Jul-06	30	9.938	9.938	41	25-Jul-09	30	10.637	10.637
6	25-Aug-06	31	10.261	9.930	42	25-Aug-09	31	10.796	10.448
7	25-Sep-06	31	10.261	9.930	43	25-Sep-09	31	10.796	10.448
8	25-Oct-06	30	9.937	9.937	44	25-Oct-09	30	10.659	10.659
9	25-Nov-06	31	10.260	9.929	45	25-Nov-09	31	10.828	10.478
10	25-Dec-06	30	9.951	9.951	46	25-Dec-09	30	10.826	10.826
11	25-Jan-07	31	10.274	9.942	47	25-Jan-10	31	11.019	10.664
12	25-Feb-07	31	10.273	9.942	48	25-Feb-10	31	11.019	10.663
13	25-Mar-07	28	9.302	9.966	49	25-Mar-10	28	10.539	11.292
14	25-Apr-07	31	10.272	9.941	50	25-Apr-10	31	11.017	10.662
15	25-May-07	30	9.949	9.949	51	25-May-10	30	10.862	10.862
16	25-Jun-07	31	10.286	9.954	52	25-Jun-10	31	11.023	10.668
17	25-Jul-07	30	9.962	9.962	53	25-Jul-10	30	10.863	10.863
18	25-Aug-07	31	10.285	9.953	54	25-Aug-10	31	11.022	10.667
19	25-Sep-07	31	10.286	9.954	55	25-Sep-10	31	11.023	10.667
20	25-Oct-07	30	9.806	9.806	56	25-Oct-10	30	10.878	10.878
21	25-Nov-07	31	10.080	9.755	57	25-Nov-10	31	11.040	10.684
22	25-Dec-07	30	9.889	9.889	58	25-Dec-10	30	11.047	11.047
23	25-Jan-08	31	10.094	9.769	59	25-Jan-11	31	12.305	11.908
24	25-Feb-08	31	10.094	9.768	60	25-Feb-11	31	12.305	11.908
25	25-Mar-08	29	9.684	10.018	61	25-Mar-11	28	12.305	13.184
26	25-Apr-08	31	10.232	9.902	62	25-Apr-11	31	12.305	11.909
27	25-May-08	30	10.029	10.029	63	25-May-11	30	12.306	12.306
28	25-Jun-08	31	10.362	10.028	64	25-Jun-11	31	12.309	11.912
29	25-Jul-08	30	10.195	10.195	65	25-Jul-11	30	12.311	12.311
30	25-Aug-08	31	10.398	10.063	66	25-Aug-11	31	12.311	11.913
31	25-Sep-08	31	10.398	10.062	67	25-Sep-11	31	12.311	11.913
32	25-Oct-08	30	10.338	10.338	68	25-Oct-11	30	12.311	12.311
33	25-Nov-08	31	10.541	10.201	69	25-Nov-11	31	12.311	11.913
34	25-Dec-08	30	10.393	10.393	70	25-Dec-11	30	12.314	12.314
35	25-Jan-09	31	10.622	10.279	71	25-Jan-12	31	12.315	11.918
36	25-Feb-09	31	10.621	10.278	72	25-Feb-12	31	12.315	11.918

* Assumes each underlying Collateral index instantaneously rises to 20.00% and all collateral pays at 20% CPR.

** Adjusted to an Actual/360 basis assuming payments are made on the dates indicated.

The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC and the Depositor have not verified those analyses, calculations or valuations or that such valuations represent levels where actual trades may occur.

Adjustable Rate Mortgage Trust 2006-1 TERM SHEET	February 17, 2006 (212) 538-3831

GROUP 6 EXCESS INTEREST

Assuming Flat Rates *

Period	Distribution	XS-Interest**	Period	Distribution	XS-Interest**
	Date	(%)		Date	(%)

1	25-Mar-06	2.8930	37	25-Mar-09	3.4648
2	25-Apr-06	1.9413	38	25-Apr-09	2.9953
3	25-May-06	2.1080	39	25-May-09	3.1723
4	25-Jun-06	1.9709	40	25-Jun-09	3.0220
5	25-Jul-06	2.1343	41	25-Jul-09	3.1904
6	25-Aug-06	1.9743	42	25-Aug-09	3.0343
7	25-Sep-06	1.9736	43	25-Sep-09	3.0381
8	25-Oct-06	2.1323	44	25-Oct-09	3.2013
9	25-Nov-06	1.9722	45	25-Nov-09	3.0459
10	25-Dec-06	2.1356	46	25-Dec-09	3.2091
11	25-Jan-07	1.9755	47	25-Jan-10	3.0542
12	25-Feb-07	1.9747	48	25-Feb-10	3.0585
13	25-Mar-07	2.4536	49	25-Mar-10	3.5392
14	25-Apr-07	1.9731	50	25-Apr-10	3.0676
15	25-May-07	2.1316	51	25-May-10	3.2307
16	25-Jun-07	1.9713	52	25-Jun-10	3.0772
17	25-Jul-07	2.1299	53	25-Jul-10	3.2398
18	25-Aug-07	1.9695	54	25-Aug-10	3.0858
19	25-Sep-07	1.9701	55	25-Sep-10	3.0904
20	25-Oct-07	2.5484	56	25-Oct-10	3.2544
21	25-Nov-07	2.3892	57	25-Nov-10	3.1018
22	25-Dec-07	2.8689	58	25-Dec-10	3.2772
23	25-Jan-08	2.8066	59	25-Jan-11	3.9156
24	25-Feb-08	2.8055	60	25-Feb-11	3.9211
25	25-Mar-08	3.1254	61	25-Mar-11	4.3973
26	25-Apr-08	2.9269	62	25-Apr-11	3.9327
27	25-May-08	3.0863	63	25-May-11	4.0952
28	25-Jun-08	2.9281	64	25-Jun-11	3.9459
29	25-Jul-08	3.0875	65	25-Jul-11	4.1084
30	25-Aug-08	2.9254	66	25-Aug-11	3.9590
31	25-Sep-08	2.9241	67	25-Sep-11	3.9658
32	25-Oct-08	3.0866	68	25-Oct-11	4.1283
33	25-Nov-08	2.9509	69	25-Nov-11	3.9801
34	25-Dec-08	3.1127	70	25-Dec-11	4.1425
35	25-Jan-09	2.9846	71	25-Jan-12	3.9952
36	25-Feb-09	2.9830	72	25-Feb-12	4.0031

*Assumes:

1 Month LIBOR:	[4.5700]%
6 Month LIBOR:	[4.8888]%
1 Year LIBOR:	[5.0300]%
1 Year CMT:	[4.6573]%

** Assumes all collateral pays at 30% CPR.

The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC and the Depositor have not verified those analyses, calculations or valuations or that such valuations represent levels where actual trades may occur.

Adjustable Rate Mortgage Trust 2006-1 TERM SHEET	February 17, 2006 (212) 538-3831

GROUP 6 EXCESS INTEREST (CONT.)

Forward Curve*

Period	Distribution	XS-Interest**	Period	Distribution	XS-Interest**
	Date	(%)		Date	(%)

1	25-Mar-06	2.8930	37	25-Mar-09	3.1319
2	25-Apr-06	1.7343	38	25-Apr-09	2.6097
3	25-May-06	1.8283	39	25-May-09	2.7915
4	25-Jun-06	1.5608	40	25-Jun-09	2.6250
5	25-Jul-06	1.7018	41	25-Jul-09	2.8037
6	25-Aug-06	1.4301	42	25-Aug-09	2.6205
7	25-Sep-06	1.4592	43	25-Sep-09	2.6151
8	25-Oct-06	1.6416	44	25-Oct-09	2.7967
9	25-Nov-06	1.4355	45	25-Nov-09	2.6180
10	25-Dec-06	1.6601	46	25-Dec-09	2.8076
11	25-Jan-07	1.4848	47	25-Jan-10	2.6348
12	25-Feb-07	1.4320	48	25-Feb-10	2.6387
13	25-Mar-07	1.9381	49	25-Mar-10	3.1744
14	25-Apr-07	1.3938	50	25-Apr-10	2.6516
15	25-May-07	1.5614	51	25-May-10	2.8341
16	25-Jun-07	1.3771	52	25-Jun-10	2.6637
17	25-Jul-07	1.5504	53	25-Jul-10	2.8448
18	25-Aug-07	1.3703	54	25-Aug-10	2.6741
19	25-Sep-07	1.3730	55	25-Sep-10	2.6795
20	25-Oct-07	1.9724	56	25-Oct-10	2.8619
21	25-Nov-07	1.8034	57	25-Nov-10	2.6919
22	25-Dec-07	2.3538	58	25-Dec-10	2.8870
23	25-Jan-08	2.2993	59	25-Jan-11	3.6410
24	25-Feb-08	2.3142	60	25-Feb-11	3.6453
25	25-Mar-08	2.6874	61	25-Mar-11	4.1733
26	25-Apr-08	2.4809	62	25-Apr-11	3.6552
27	25-May-08	2.6745	63	25-May-11	3.8346
28	25-Jun-08	2.5013	64	25-Jun-11	3.6684
29	25-Jul-08	2.6868	65	25-Jul-11	3.8520
30	25-Aug-08	2.5227	66	25-Aug-11	3.6847
31	25-Sep-08	2.5320	67	25-Sep-11	3.6918
32	25-Oct-08	2.7309	68	25-Oct-11	3.8731
33	25-Nov-08	2.5854	69	25-Nov-11	3.7082
34	25-Dec-08	2.7685	70	25-Dec-11	3.8895
35	25-Jan-09	2.6287	71	25-Jan-12	3.7238
36	25-Feb-09	2.6185	72	25-Feb-12	3.7342

*See Forward Index Curve charts on page [35].

** Assumes all collateral pays at 30% CPR.

The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC and the Depositor have not verified those analyses, calculations or valuations or that such valuations represent levels where actual trades may occur.

Adjustable Rate Mortgage Trust 2006-1 TERM SHEET	February 17, 2006 (212) 538-3831

X.  BREAK EVEN CDR LOSS SCENARIOS

		75% Pricing Speed	100% Pricing Speed	125% Pricing Speed
		22.5% CPR	30.0% CPR	37.5% CPR
	Break even CDR:	10.433 CDR	11.087 CDR	11.997 CDR
	WAL:	11.12	8.66	6.91
6-M-1	Principal Window:	Aug14 - Dec35	Sep12 - Dec35	May11 - Dec35
	Principal Months:	257	280	296
	Principal Writedown	2,439.50 (0.02%)	1,116.28 (0.01%)	1,275.77 (0.01%)
	Total Collat Loss:	30,974,374.78 (10.53%)	25,593,751.91 (8.70%)	22,192,269.33 (7.54%)
	Break even CDR:	8.028 CDR	7.976 CDR	8.11 CDR
	WAL:	13.83	10.83	8.65
6-M-2	Principal Window:	Apr17 - Dec35	Oct14 - Dec35	Jan13 - Dec35
	Principal Months:	225	255	276
	Principal Writedown	1,445.84 (0.02%)	983.13 (0.01%)	1,219.89 (0.02%)
	Total Collat Loss:	25,361,735.30 (8.62%)	19,539,752.65 (6.64%)	15,863,159.86 (5.39%)
	Break even CDR:	6.292 CDR	5.781 CDR	5.38 CDR
	WAL:	14.61	12.07	9.65
6-M-3	Principal Window:	Jul18 - Feb25	Dec15 - Dec35	Dec13 - Dec35
	Principal Months:	80	241	265
	Principal Writedown	1,176.96 (0.02%)	856.07 (0.02%)	1,195.39 (0.02%)
	Total Collat Loss:	20,840,032.67 (7.08%)	14,802,556.29 (5.03%)	10,966,770.94 (3.73%)
	Break even CDR:	5.667 CDR	5.189 CDR	4.659 CDR
	WAL:	15.70	15.00	12.05
6-M-4	Principal Window:	Nov20 - Dec22	Nov18 - Dec35	May16 - Dec35
	Principal Months:	26	206	236
	Principal Writedown	656.53 (0.04%)	5,726.88 (0.39%)	1,764.21 (0.12%)
	Total Collat Loss:	19,102,591.67 (6.49%)	13,450,732.60 (4.57%)	9,604,113.65 (3.26%)
	Loss Severity	35%	35%	35%
	Servicer Advances	100%	100%	100%
	Liquidation Lag	12	12	12
	Triggers	In Effect	In Effect	In Effect
	Optional Redemption	Never	Never	Never
	LIBOR_1MO	See Below	See Below	See Below
	LIBOR_6MO	See Below	See Below	See Below
	LIBOR_1YR	See Below	See Below	See Below
	CMT_1YR	See Below	See Below	See Below

The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC and the Depositor have not verified those analyses, calculations or valuations or that such valuations represent levels where actual trades may occur.

Adjustable Rate Mortgage Trust 2006-1 TERM SHEET	February 17, 2006 (212) 538-3831

XI.	CONTACTS
ARMs TRADING DESK
Contact	Phone	Fax	E-mail
John Vibert Director - ARM Trading	212-538-3831	TBD	john.vibert@credit-suisse.com
Patrick Gallagher Vice President - ARM Trading & Structuring	212-538-3831	212-743-2749	patrick.gallagher@credit-suisse.com

STRUCTURED FINANCE
Contact	Phone	Fax	E-mail
Peter J. Sack Director	212-325-7892	212-743-5261	peter.sack@credit-suisse.com
Helen Cheung Associate	212-325-5132	212-743-1050	helen.cheung@credit-suisse.com

STRUCTURING/COLLATERAL
Contact	Phone	Fax	E-mail
Michael De Palma Collateral Analyst/Structuring	212-538-5423	212-743-4876	michael.depalma@credit-suisse.com
Christopher Muller Collateral Analyst	212-325-5152	212-743-4049	christopher.muller@credit-suisse.com

The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC and the Depositor have not verified those analyses, calculations or valuations or that such valuations represent levels where actual trades may occur.

Adjustable Rate Mortgage Trust 2006-1 TERM SHEET	February 17, 2006 (212) 538-3831

XII.	COLLATERAL SUMMARY

NOTE: Information contained herein reflects the February 1, 2006 cut-off date scheduled balances and may include a portion of the prefunding.

Loan Group 1 Collateral Details
Gross WAC	[6.120]%	(+/- 15 bps)	Total Loan Balance	$[168,697,611.26]	(+/- 5%)
Net WAC	[5.799]%	(+/- 15 bps)	Average Loan Balance	$[402,619.60]	(+/- 25,000)
WA Gross Margin	[2.762]%	(+/- 15 bps)	Maximum Loan Balance	$[1,500,000.00]	(+/- 25,000)
WA Net Margin	[2.441]%	(+/- 15 bps)	California Concentration	[40.62]%	(+/- 5%)
Index: 6 Month LIBOR	[35.16]%	(+/- 5%)	Northern CA Concentration	[15.36]%	(+/- 5%)
1 Year LIBOR	[64.45]%	(+/- 5%)	Southern CA Concentration	[25.26]%	(+/- 5%)
1 Year CMT	[0.39]%	(+/- 5%)	WA Original LTV	[74.60]%	(+/- 5%)
			WA Combined LTV	[83.15]%	(+/- 5%)
WA Months to Reset	[33]	(+/- 2)	WA Credit Score	[715]	(+/- 5)
Interest Only Loans	[84.90]%	(+/- 5%)	Full/Alt Doc*	[22.73]%	(+/- 5%)
Silent Second	[50.49]%	(+/- 5%)	Reduced Doc*	[62.09]%	(+/- 5%)
WAM	[357]	(+/- 2)	Prepayment Penalties	[29.66]%	(+/- 5%)

Loan Group 2 Collateral Details
Gross WAC	[6.336]%	(+/- 15 bps)	Total Loan Balance	$[244,921,600.95]	(+/- 5%)
Net WAC	[5.992]%	(+/- 15 bps)	Average Loan Balance	$[559,181.74]	(+/- 25,000)
WA Gross Margin	[2.945]%	(+/- 15 bps)	Maximum Loan Balance	$[1,789,837.46]	(+/- 25,000)
WA Net Margin	[2.601]%	(+/- 15 bps)	California Concentration	[52.90]%	(+/- 5%)
Index: 6 Month LIBOR	[62.68]%	(+/- 5%)	Northern CA Concentration	[19.01]%	(+/- 5%)
1 Year LIBOR	[36.43]%	(+/- 5%)	Southern CA Concentration	[33.89]%	(+/- 5%)
1 Year CMT	[0.89]%	(+/- 5%)	WA Original LTV	[74.11]%	(+/- 5%)
			WA Combined LTV	[82.98]%	(+/- 5%)
WA Months to Reset	[57]	(+/- 2)	WA Credit Score**	[696]	(+/- 5)
Interest Only Loans	[85.00]%	(+/- 5%)	Full/Alt Doc*	[18.78]%	(+/- 5%)
Silent Second	[55.41]%	(+/- 5%)	Reduced Doc*	[62.87]%	(+/- 5%)
WAM	[357]	(+/- 2)	Prepayment Penalties	[42.46]%	(+/- 5%)

The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC and the Depositor have not verified those analyses, calculations or valuations or that such valuations represent levels where actual trades may occur.

Adjustable Rate Mortgage Trust 2006-1 TERM SHEET	February 17, 2006 (212) 538-3831

COLLATERAL SUMMARY (continued)

NOTE: Information contained herein reflects the February 1, 2006 cut-off date scheduled balances and may include a portion of the prefunding.

Loan Group 3 Collateral Details
Gross WAC	[6.287]%	(+/- 15 bps)	Total Loan Balance	$[276,116,424.04]	(+/- 5%)
Net WAC	[6.012]%	(+/- 15 bps)	Average Loan Balance	$[597,654.60]	(+/- 25,000)
WA Gross Margin	[2.288]%	(+/- 15 bps)	Maximum Loan Balance	$[2,416,000.00]	(+/- 25,000)
WA Net Margin	[2.013]%	(+/- 15 bps)	California Concentration	[55.16]%	(+/- 5%)
Index: 6 Month LIBOR	[12.96]%	(+/- 5%)	Northern CA Concentration	[17.58]%	(+/- 5%)
1 Year LIBOR	[86.17]%	(+/- 5%)	Southern CA Concentration	[37.58]%	(+/- 5%)
1 Year CMT	[0.87]%	(+/- 5%)	WA Original LTV	[73.20]%	(+/- 5%)
			WA Combined LTV	[81.35]%	(+/- 5%)
WA Months to Reset	[81]	(+/- 2)	WA Credit Score**	[717]	(+/- 5)
Interest Only Loans	[87.87]%	(+/- 5%)	Full/Alt Doc*	[28.90]%	(+/- 5%)
Silent Second	[52.43]%	(+/- 5%)	Reduced Doc*	[65.88]%	(+/- 5%)
WAM	[357]	(+/- 2)	Prepayment Penalties	[35.38]%	(+/- 5%)

Loan Group 4 Collateral Details
Gross WAC	[6.333]%	(+/- 15 bps)	Total Loan Balance	$[244,636,307.92]	(+/- 5%)
Net WAC	[6.040]%	(+/- 15 bps)	Average Loan Balance	$[711,152.06]	(+/- 25,000)
WA Gross Margin	[2.265]%	(+/- 15 bps)	Maximum Loan Balance	$[3,000,000.00]	(+/- 25,000)
WA Net Margin	[1.972]%	(+/- 15 bps)	California Concentration	[75.86]%	(+/- 5%)
Index: 6 Month LIBOR	[25.52]%	(+/- 5%)	Northern CA Concentration	[17.58]%	(+/- 5%)
1 Year LIBOR	[73.49]%	(+/- 5%)	Southern CA Concentration	[58.28]%	(+/- 5%)
1 Year CMT	[0.98]%	(+/- 5%)	WA Original LTV	[70.96]%	(+/- 5%)
			WA Combined LTV	[78.11]%	(+/- 5%)
WA Months to Reset	[117]	(+/- 2)	WA Credit Score	[720]	(+/- 5)
Interest Only Loans	[92.56]%	(+/- 5%)	Full/Alt Doc*	[9.43]%	(+/- 5%)
Silent Second	[49.78]%	(+/- 5%)	Reduced Doc*	[81.11]%	(+/- 5%)
WAM	[357]	(+/- 2)	Prepayment Penalties	[39.56]%	(+/- 5%)

The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC and the Depositor have not verified those analyses, calculations or valuations or that such valuations represent levels where actual trades may occur.

Adjustable Rate Mortgage Trust 2006-1 TERM SHEET	February 17, 2006 (212) 538-3831

COLLATERAL SUMMARY (continued)

NOTE: Information contained herein reflects the February 1, 2006 cut-off date scheduled balances and may include a portion of the prefunding.

Loan Group 5 Collateral Details
Gross WAC	[6.486]%	(+/- 15 bps)	Total Loan Balance	$[177,455,444.78]	(+/- 5%)
Net WAC	[6.120]%	(+/- 15 bps)	Average Loan Balance	$[255,699.49]	(+/- 25,000)
WA Gross Margin	[3.234]%	(+/- 15 bps)	Maximum Loan Balance	$[639,200.00]	(+/- 25,000)
WA Net Margin	[2.868]%	(+/- 15 bps)	California Concentration	[32.03]%	(+/- 5%)
Index: 6 Month LIBOR	[85.91]%	(+/- 5%)	Northern CA Concentration	[10.27]%	(+/- 5%)
1 Year LIBOR	[13.67]%	(+/- 5%)	Southern CA Concentration	[21.76]%	(+/- 5%)
1 Year CMT	[0.42]%	(+/- 5%)	WA Original LTV	[76.06]%	(+/- 5%)
			WA Combined LTV	[88.66]%	(+/- 5%)
WA Months to Reset	[57]	(+/- 2)	WA Credit Score**	[713]	(+/- 5)
Interest Only Loans	[90.77]%	(+/- 5%)	Full/Alt Doc*	[14.45]%	(+/- 5%)
Silent Second	[68.14]%	(+/- 5%)	Reduced Doc*	[52.15]%	(+/- 5%)
WAM	[357]	(+/- 2)	Prepayment Penalties	[38.60]%	(+/- 5%)

Loan Group 1-5 Collateral Details
Gross WAC	[6.314]%	(+/- 15 bps)	Total Loan Balance	$[1,111,827,388.95]	(+/- 5%)
Net WAC	[5.998]%	(+/- 15 bps)	Average Loan Balance	$[471,712.94]	(+/- 25,000)
WA Gross Margin	[2.650]%	(+/- 15 bps)	Maximum Loan Balance	$[3,000,000.00]	(+/- 25,000)
WA Net Margin	[2.335]%	(+/- 15 bps)	California Concentration	[53.32]%	(+/- 5%)
Index: 6 Month LIBOR	[41.69]%	(+/- 5%)	Northern CA Concentration	[16.39]%	(+/- 5%)
1 Year LIBOR	[57.56]%	(+/- 5%)	Southern CA Concentration	[36.93]%	(+/- 5%)
1 Year CMT	[0.76]%	(+/- 5%)	WA Original LTV	[73.58]%	(+/- 5%)
			WA Combined LTV	[82.44]%	(+/- 5%)
WA Months to Reset	[72]	(+/- 2)	WA Credit Score**	[712]	(+/- 5)
Interest Only Loans	[88.28]%	(+/- 5%)	Full/Alt Doc*	[19.14]%	(+/- 5%)
Silent Second	[54.72]%	(+/- 5%)	Reduced Doc*	[65.80]%	(+/- 5%)
WAM	[357]	(+/- 2)	Prepayment Penalties	[37.51]%	(+/- 5%)

The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC and the Depositor have not verified those analyses, calculations or valuations or that such valuations represent levels where actual trades may occur.

Adjustable Rate Mortgage Trust 2006-1 TERM SHEET	February 17, 2006 (212) 538-3831

COLLATERAL SUMMARY (continued)

NOTE: Information contained herein reflects the February 1, 2006 cut-off date scheduled balances and may include a portion of the prefunding.

Loan Group 6 Collateral Details
Gross WAC	[7.176]%	(+/- 15 bps)	Total Loan Balance	$[294,187,530.53]	(+/- 5%)
Net WAC	[6.916]%	(+/- 15 bps)	Average Loan Balance	$[333,545.95]	(+/- 25,000)
WA Gross Margin	[4.142]%	(+/- 15 bps)	Maximum Loan Balance	$[2,475,000.00]	(+/- 25,000)
WA Net Margin	[3.883]%	(+/- 15 bps)	California Concentration	[32.42]%	(+/- 5%)
Index: 1 Month LIBOR	[0.59]%	(+/- 5%)	Northern CA Concentration	[14.96]%	(+/- 5%)
6 Month LIBOR	[84.67]%	(+/- 5%)	Southern CA Concentration	[17.45]%	(+/- 5%)
1 Year LIBOR	[14.57]%	(+/- 5%)	WA Original LTV	[77.41]%	(+/- 5%)
1 Year CMT	[0.18]%	(+/- 5%)	WA Combined LTV	[89.47]%	(+/- 5%)
WA Months to Reset	[40]	(+/- 2)	WA Credit Score**	[697]	(+/- 5)
Interest Only Loans	[85.55]%	(+/- 5%)	Full/Alt Doc*	[17.04]%	(+/- 5%)
Silent Second	[69.77]%	(+/- 5%)	Reduced Doc*	[54.52]%	(+/- 5%)
WAM	[357]	(+/- 2)	Prepayment Penalties	[47.55]%	(+/- 5%)

*The mortgage loans have been originated under “full” or “alternative,” “reduced documentation,” “stated income/stated assets” or “no income/no asset” programs. The “alternative,” “reduced,” “stated income/stated asset” and “no income/no asset” programs generally require either alternative or less documentation and verification than do full documentation programs which generally require standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories. Generally, an “alternative” documentation program requires information regarding the mortgagor’s income (i.e., W-2 forms, tax returns and/or pay stubs) and assets (i.e., bank statements) as does a “full doc” loan, however, alternative forms of standard verifications are used. Generally, under both “full” and “alternative” documentation programs at least one year of income documentation is provided. Generally, under a “reduced documentation” program, either no verification of a mortgagor’s stated income is undertaken by the originator or no verification of a mortgagor’s assets is undertaken by the originator. Under a “stated income/stated assets” program, no verification of either a mortgagor’s income or a mortgagor’s assets is undertaken by the originator although both income and assets are stated on the loan application and a “reasonableness test” is applied. Generally, under a “no income/no asset” program, the mortgagor is not required to state his or her income or assets and therefore, no verification of such mortgagor’s income or assets is undertaken by the originator. The underwriting for such mortgage loans may be based primarily or entirely on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score.

**Where Available

The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC and the Depositor have not verified those analyses, calculations or valuations or that such valuations represent levels where actual trades may occur.

XIII. COLLATERAL DETAILS
NOTE: PRELIMINARY INFORMATION CONTAINED HEREIN REFLECTS THE February 1, 2006 CUT-OFF DATE SCHEDULED BALANCES.

COLLATERAL INFORMATION CONTAINED HEREIN IS PRELIMINARY AND INDICATIVE.

Summary Statistics

	Group 1	Group 2	Group 3	Group 4	Group 5	Groups 1-5	Group 6
Count	419	438	462	344	694	2,357	882
Scheduled Balance ($)	168,697,611.26	244,921,600.95	276,116,424.04	244,636,307.92	177,455,444.78	1,111,827,388.95	294,187,530.53
Avg. Scheduled Balance ($)	402,619.60	559,181.74	597,654.60	711,152.06	255,699.49	471,712.94	333,545.95
Min Scheduled Balance ($)	47,300.00	87,981.43	56,000.00	62,142.51	50,149.98	47,300.00	46,900.00
Max Scheduled Balance ($)	1,500,000.00	1,789,837.46	2,416,000.00	3,000,000.00	639,200.00	3,000,000.00	2,475,000.00
Wgt. Avg. Gross Rate (%)	6.120	6.336	6.287	6.333	6.486	6.314	7.176
Wgt. Avg. Net Rate (%)	5.799	5.992	6.012	6.040	6.120	5.998	6.916
Wgt. Avg. Gross Margin (%)	2.762	2.945	2.288	2.265	3.234	2.650	4.142
Wgt. Avg. Net Margin (%)	2.441	2.601	2.013	1.972	2.868	2.335	3.883
Wgt. Avg. Remaining Term (Months)	357	357	357	357	357	357	357
Wgt. Avg. Original Term (Months)	360	360	360	360	360	360	360
Wgt. Avg. Months to Roll	33	57	81	117	57	72	40
Wgt. Avg. Seasoning (Months)	3	3	3	3	3	3	3
Wgt. Avg. Original LTV (%)	74.60	74.11	73.20	70.96	76.06	73.58	77.41
Wgt. Avg. Combined LTV (%)	83.15	82.98	81.35	78.11	88.66	82.44	89.47
Wgt. Avg. FICO**	715	696	717	720	713	712	697
Wgt. Avg. Initial Cap (%)	2.834	5.136	4.992	5.134	5.147	4.752	4.139
Wgt. Avg. Annualized Periodic Cap (%)	2.283	2.577	2.213	2.477	2.493	2.406	2.295
Wgt. Avg. Periodic Cap (%)	1.790	1.662	1.977	1.983	1.388	1.786	1.313
Wgt. Avg. Maximum Rate (%)	11.980	11.705	11.415	11.568	11.742	11.651	12.583
Interest Only (%)	84.90	85.00	87.87	92.56	90.77	88.28	85.55
Silent Second (%)	50.49	55.41	52.43	49.78	68.14	54.72	69.77
** Where Available

Rate Index

Index	Group 1 (%)	Group 2 (%)	Group 3 (%)	Group 4 (%)	Group 5 (%)	Groups 1-5 (%)	Group 6 (%)
Treasury - 1 Year	0.39	0.89	0.87	0.98	0.42	0.76	0.18
Libor - 6 Month	35.16	62.68	12.96	25.52	85.91	41.69	84.67
Libor - 1 Year	64.45	36.43	86.17	73.49	13.67	57.56	14.57
Libor - 1 Month	0.00	0.00	0.00	0.00	0.00	0.00	0.59
Total:	100.00	100.00	100.00	100.00	100.00	100.00	100.00

Product

Product	Group 1 (%)	Group 2 (%)	Group 3 (%)	Group 4 (%)	Group 5 (%)	Groups 1-5 (%)	Group 6 (%)
Monthly	0.00	0.00	0.00	0.00	0.00	0.00	0.59
Semi-Annual	0.00	0.00	0.00	0.00	0.00	0.00	1.48
2yr Hybrid	0.00	0.00	0.00	0.00	0.00	0.00	35.46
3yr Hybrid	100.00	0.00	0.00	0.00	0.00	15.17	13.44
4yr Hybrid	0.00	0.95	0.00	0.00	0.00	0.21	0.00
5yr Hybrid	0.00	99.05	0.00	0.00	100.00	37.78	49.04
7yr Hybrid	0.00	0.00	100.00	0.00	0.00	24.83	0.00
10yr Hybrid	0.00	0.00	0.00	100.00	0.00	22.00	0.00
Total:	100.00	100.00	100.00	100.00	100.00	100.00	100.00

Months to Next Rate Adjustment Date

Months	Group 1 (%)	Group 2 (%)	Group 3 (%)	Group 4 (%)	Group 5 (%)	Groups 1-5 (%)	Group 6 (%)
1	0.00	0.00	0.00	0.00	0.00	0.00	1.27
5	0.00	0.00	0.00	0.00	0.00	0.00	0.80
6	0.09	0.00	0.00	0.00	0.00	0.01	0.00
7	0.00	0.00	0.00	0.00	0.00	0.00	0.05
16	0.00	0.00	0.00	0.00	0.00	0.00	0.03
17	0.00	0.00	0.00	0.00	0.00	0.00	0.56
18	0.00	0.00	0.00	0.00	0.00	0.00	3.70
19	0.00	0.00	0.00	0.00	0.00	0.00	9.39
20	0.00	0.00	0.00	0.00	0.00	0.00	2.55
21	0.20	0.00	0.00	0.00	0.00	0.03	7.58
22	0.00	0.00	0.00	0.00	0.00	0.00	8.67
23	0.00	0.00	0.00	0.00	0.00	0.00	2.84
24	0.00	0.00	0.00	0.00	0.00	0.00	0.09
28	0.51	0.00	0.00	0.00	0.00	0.08	0.00
29	3.18	0.00	0.00	0.00	0.00	0.48	0.00
30	3.77	0.00	0.00	0.00	0.00	0.57	0.50
31	14.02	0.00	0.00	0.00	0.00	2.13	0.47
32	23.61	0.00	0.00	0.00	0.00	3.58	0.20
33	26.29	0.00	0.00	0.00	0.00	3.99	5.64
34	21.02	0.00	0.00	0.00	0.00	3.19	5.31
35	7.30	0.00	0.00	0.00	0.00	1.11	1.31
42	0.00	0.05	0.00	0.00	0.00	0.01	0.00
43	0.00	0.86	0.00	0.00	0.00	0.19	0.00
45	0.00	0.04	0.00	0.00	0.00	0.01	0.00
48	0.00	0.00	0.00	0.00	0.22	0.04	0.00
49	0.00	0.00	0.00	0.00	0.13	0.02	0.00
50	0.00	0.25	0.00	0.00	0.00	0.06	0.00
51	0.00	0.22	0.00	0.00	0.08	0.06	0.00
52	0.00	2.33	0.00	0.00	0.77	0.64	0.00

53	0.00	2.56	0.00	0.00	2.19	0.91	0.04
54	0.00	3.23	0.00	0.00	2.69	1.14	0.50
55	0.00	8.99	0.00	0.00	2.89	2.44	0.93
56	0.00	19.05	0.00	0.00	14.51	6.51	4.19
57	0.00	22.91	0.00	0.00	32.50	10.24	10.45
58	0.00	30.52	0.00	0.00	27.11	11.05	20.22
59	0.00	8.53	0.00	0.00	15.49	4.35	11.77
60	0.00	0.46	0.00	0.00	1.43	0.33	0.95
69	0.00	0.00	0.07	0.00	0.00	0.02	0.00
75	0.00	0.00	0.24	0.00	0.00	0.06	0.00
76	0.00	0.00	1.50	0.00	0.00	0.37	0.00
77	0.00	0.00	0.96	0.00	0.00	0.24	0.00
78	0.00	0.00	0.37	0.00	0.00	0.09	0.00
79	0.00	0.00	1.33	0.00	0.00	0.33	0.00
80	0.00	0.00	11.82	0.00	0.00	2.94	0.00
81	0.00	0.00	26.21	0.00	0.00	6.51	0.00
82	0.00	0.00	56.37	0.00	0.00	14.00	0.00
83	0.00	0.00	1.14	0.00	0.00	0.28	0.00
112	0.00	0.00	0.00	1.35	0.00	0.30	0.00
113	0.00	0.00	0.00	1.23	0.00	0.27	0.00
114	0.00	0.00	0.00	8.71	0.00	1.92	0.00
115	0.00	0.00	0.00	9.54	0.00	2.10	0.00
116	0.00	0.00	0.00	11.49	0.00	2.53	0.00
117	0.00	0.00	0.00	26.31	0.00	5.79	0.00
118	0.00	0.00	0.00	40.61	0.00	8.94	0.00
119	0.00	0.00	0.00	0.71	0.00	0.16	0.00
120	0.00	0.00	0.00	0.05	0.00	0.01	0.00
Total:	100.00	100.00	100.00	100.00	100.00	100.00	100.00

Current Mortgage Rates

(%)	Group 1 (%)	Group 2 (%)	Group 3 (%)	Group 4 (%)	Group 5 (%)	Groups 1-5 (%)	Group 6 (%)
3.751 - 4.000	0.30	0.00	0.00	0.00	0.00	0.05	0.00
4.251 - 4.500	0.00	0.18	0.00	0.00	0.23	0.08	0.00
4.501 - 4.750	0.37	0.00	0.00	0.00	0.28	0.10	0.66
4.751 - 5.000	1.33	0.46	0.00	0.00	0.40	0.37	0.00
5.001 - 5.250	4.12	1.59	0.65	0.24	0.89	1.33	0.20
5.251 - 5.500	7.78	3.44	7.20	3.37	3.67	5.05	0.49
5.501 - 5.750	11.34	9.96	11.23	13.93	3.78	10.37	2.38
5.751 - 6.000	18.65	15.94	19.32	13.80	9.36	15.67	10.97
6.001 - 6.250	16.85	13.00	18.06	14.04	13.32	15.12	3.44
6.251 - 6.500	20.67	18.57	16.92	23.60	18.47	19.57	4.01
6.501 - 6.750	10.82	17.13	9.96	17.14	18.64	14.63	1.75
6.751 - 7.000	7.78	15.98	7.30	6.98	25.65	12.14	6.09
7.001 - 7.250	0.00	3.76	3.58	3.37	5.31	3.31	13.26
7.251 - 7.500	0.00	0.00	3.38	2.30	0.00	1.35	19.47
7.501 - 7.750	0.00	0.00	1.35	0.57	0.00	0.46	20.03
7.751 - 8.000	0.00	0.00	1.06	0.64	0.00	0.40	16.42
8.001 - 8.250	0.00	0.00	0.00	0.00	0.00	0.00	0.46
8.251 - 8.500	0.00	0.00	0.00	0.00	0.00	0.00	0.10
8.501 - 8.750	0.00	0.00	0.00	0.00	0.00	0.00	0.04
9.251 - 9.500	0.00	0.00	0.00	0.00	0.00	0.00	0.11
9.501 - 9.750	0.00	0.00	0.00	0.00	0.00	0.00	0.10
Total:	100.00	100.00	100.00	100.00	100.00	100.00	100.00

Scheduled Balances

($)	Group 1 (%)	Group 2 (%)	Group 3 (%)	Group 4 (%)	Group 5 (%)	Groups 1-5 (%)	Group 6 (%)
0.01 - 50,000.00	0.03	0.00	0.00	0.00	0.00	0.00	0.03
50,000.01 - 100,000.00	0.88	0.15	0.21	0.05	1.24	0.43	1.38
100,000.01 - 150,000.00	3.35	0.34	0.55	0.17	7.22	1.91	4.23
150,000.01 - 200,000.00	4.93	0.41	1.10	0.36	12.59	3.20	8.50
200,000.01 - 250,000.00	3.22	0.64	1.09	0.19	14.83	3.31	9.24
250,000.01 - 300,000.00	4.17	0.58	0.88	0.44	12.26	3.04	8.99
300,000.01 - 350,000.00	4.40	0.41	0.81	0.54	16.53	3.72	6.89
350,000.01 - 400,000.00	6.10	0.77	3.56	5.48	19.16	6.24	4.94
400,000.01 - 450,000.00	8.84	12.73	8.18	7.18	9.85	9.33	8.16
450,000.01 - 500,000.00	13.66	15.28	9.33	10.76	2.40	10.51	7.42
500,000.01 - 550,000.00	9.36	13.30	8.81	7.99	0.86	8.43	6.42
550,000.01 - 600,000.00	8.60	13.84	9.14	8.76	2.33	8.92	7.03
600,000.01 - 650,000.00	14.29	12.11	11.43	4.40	0.72	8.76	8.61
650,000.01 - 700,000.00	1.19	4.18	4.21	1.39	0.00	2.45	1.62
700,000.01 - 750,000.00	3.01	7.17	2.91	3.60	0.00	3.55	2.71
750,000.01 - 800,000.00	1.85	1.91	3.14	4.74	0.00	2.53	2.66
800,000.01 - 850,000.00	1.47	2.38	1.78	2.03	0.00	1.64	1.71
850,000.01 - 900,000.00	1.57	2.53	3.84	2.49	0.00	2.30	1.81
900,000.01 - 950,000.00	1.09	1.91	2.70	1.53	0.00	1.59	0.64
950,000.01 - 1,000,000.00	4.12	4.85	10.06	5.27	0.00	5.35	2.36
1,000,000.01 - 1,050,000.00	0.00	0.00	0.37	0.00	0.00	0.09	0.00
1,050,000.01 - 1,100,000.00	0.00	0.00	0.40	0.45	0.00	0.20	0.00
1,100,000.01 - 1,150,000.00	0.67	0.46	0.80	0.00	0.00	0.40	0.00
1,150,000.01 - 1,200,000.00	0.00	0.00	0.87	0.48	0.00	0.32	0.00
1,200,000.01 >=	3.21	4.04	13.82	31.68	0.00	11.78	4.66
Total:	100.00	100.00	100.00	100.00	100.00	100.00	100.00

Geographic Distribution

Geographic Distribution	Group 1 (%)	Group 2 (%)	Group 3 (%)	Group 4 (%)	Group 5 (%)	Groups 1-5 (%)	Group 6 (%)
Alabama	0.37	0.22	0.03	0.00	0.15	0.14	0.42
Alaska	0.13	0.00	0.00	0.00	0.20	0.05	0.00
Arizona	6.47	2.13	1.12	1.04	9.20	3.43	6.95
Arkansas	0.00	0.00	0.00	0.00	0.00	0.00	0.05
California	40.62	52.90	55.16	75.86	32.03	53.32	32.42
Colorado	3.88	1.94	2.50	1.02	2.58	2.27	2.08
Connecticut	0.63	0.98	0.84	1.25	0.57	0.89	0.73
Delaware	0.00	0.00	0.00	0.00	0.00	0.00	0.39
District of Columbia	0.28	0.38	0.00	0.51	0.44	0.31	0.33
Florida	9.33	8.61	8.11	7.80	10.47	8.71	12.18
Georgia	0.36	0.18	1.16	0.00	0.92	0.53	1.21
Hawaii	0.00	0.30	1.15	1.75	0.10	0.75	0.34
Idaho	1.30	0.27	0.28	0.00	0.03	0.33	0.12
Illinois	0.72	2.04	2.87	0.17	2.96	1.78	1.99
Indiana	0.35	0.00	0.53	0.00	0.03	0.19	0.03
Iowa	0.16	0.00	0.00	0.00	0.00	0.02	0.00
Kansas	0.40	0.00	0.18	0.00	0.00	0.11	0.00
Kentucky	0.07	0.24	0.00	0.00	0.16	0.09	0.10
Louisiana	0.00	0.23	0.08	0.00	0.07	0.08	0.03
Maine	0.00	0.37	0.00	0.00	0.00	0.08	0.06
Maryland	3.82	3.21	1.35	1.03	1.98	2.16	1.43
Massachusetts	1.73	2.34	3.33	1.04	1.19	2.02	2.27
Michigan	0.77	0.17	0.19	0.13	0.21	0.26	0.58
Minnesota	1.07	0.73	0.57	0.31	0.84	0.67	1.25
Mississippi	0.00	0.00	0.00	0.19	0.00	0.04	0.00
Missouri	1.48	0.05	0.36	0.00	0.51	0.41	0.25
Montana	0.67	0.45	0.00	0.17	0.09	0.25	0.07
Nebraska	0.00	0.00	0.00	0.00	0.18	0.03	0.00
Nevada	7.21	4.41	2.43	1.61	7.92	4.29	6.27

New Hampshire	0.00	0.00	0.18	0.00	0.00	0.04	0.11
New Jersey	3.65	3.49	3.33	0.98	8.59	3.74	6.51
New Mexico	0.00	0.00	0.00	0.00	0.23	0.04	0.84
New York	1.63	5.72	5.25	1.20	7.12	4.21	8.79
North Carolina	0.40	0.31	0.18	0.05	0.92	0.33	0.68
Ohio	1.71	0.32	0.39	0.31	0.53	0.58	0.48
Oregon	1.99	0.64	1.40	0.18	0.55	0.92	0.47
Pennsylvania	0.06	0.28	0.85	0.16	0.98	0.47	0.22
Rhode Island	0.00	0.00	0.00	0.00	0.30	0.05	0.67
South Carolina	0.05	1.34	0.29	1.57	1.79	1.00	2.20
Tennessee	0.39	0.00	0.00	0.00	0.19	0.09	0.19
Texas	0.69	0.43	0.43	0.00	1.47	0.54	0.81
Utah	0.89	0.24	0.00	0.00	0.24	0.23	0.94
Virginia	3.53	3.11	2.19	1.05	2.77	2.44	2.91
Washington	2.56	1.27	2.00	0.64	1.26	1.51	2.35
Wisconsin	0.63	0.43	0.07	0.00	0.23	0.24	0.29
Wyoming	0.00	0.25	1.18	0.00	0.00	0.35	0.00
Total:	100.00	100.00	100.00	100.00	100.00	100.00	100.00

Gross Margin

(%)	Group 1 (%)	Group 2 (%)	Group 3 (%)	Group 4 (%)	Group 5 (%)	Groups 1-5 (%)	Group 6 (%)
1.751 - 2.000	0.00	0.00	0.00	0.31	0.00	0.07	0.21
2.001 - 2.250	56.04	52.55	93.99	97.49	34.73	70.42	14.69
2.251 - 2.500	0.16	0.63	1.29	0.00	1.91	0.79	1.23
2.501 - 2.750	17.87	6.82	2.97	0.98	4.30	5.85	4.29
2.751 - 3.000	1.57	2.22	0.62	0.27	4.51	1.66	1.41
3.001 - 3.250	7.44	8.45	0.15	0.94	9.10	4.69	3.19
3.251 - 3.500	1.23	4.78	0.70	0.00	7.22	2.57	2.01
3.501 - 3.750	3.15	4.40	0.00	0.00	7.41	2.63	4.97
3.751 - 4.000	5.01	2.46	0.00	0.00	4.79	2.07	7.37
4.001 - 4.250	1.27	6.81	0.00	0.00	6.76	2.77	6.61
4.251 - 4.500	0.00	3.67	0.11	0.00	14.98	3.23	6.18
4.501 - 4.750	0.93	2.59	0.00	0.00	2.10	1.05	6.57
4.751 - 5.000	4.52	3.61	0.17	0.00	2.03	1.85	35.56
5.001 - 5.250	0.44	0.65	0.00	0.00	0.00	0.21	2.17
5.251 - 5.500	0.16	0.33	0.00	0.00	0.00	0.10	0.41
5.751 - 6.000	0.21	0.04	0.00	0.00	0.00	0.04	0.72
6.001 - 6.250	0.00	0.00	0.00	0.00	0.14	0.02	0.27
6.251 - 6.500	0.00	0.00	0.00	0.00	0.00	0.00	0.74
6.501 - 6.750	0.00	0.00	0.00	0.00	0.00	0.00	0.61
6.751 - 7.000	0.00	0.00	0.00	0.00	0.00	0.00	0.37
7.251 - 7.500	0.00	0.00	0.00	0.00	0.00	0.00	0.10
8.501 - 8.750	0.00	0.00	0.00	0.00	0.00	0.00	0.12
8.751 - 9.000	0.00	0.00	0.00	0.00	0.00	0.00	0.09
9.251 - 9.500	0.00	0.00	0.00	0.00	0.00	0.00	0.10
Total:	100.00	100.00	100.00	100.00	100.00	100.00	100.00

Maximum Rate

(%)	Group 1 (%)	Group 2 (%)	Group 3 (%)	Group 4 (%)	Group 5 (%)	Groups 1-5 (%)	Group 6 (%)
9.251 - 9.500	0.00	0.18	0.00	0.00	0.23	0.08	0.00
9.501 - 9.750	0.00	0.00	0.00	0.00	0.18	0.03	0.00
9.751 - 10.000	0.54	0.46	0.00	0.00	0.13	0.20	0.00
10.001 - 10.250	0.21	1.59	0.65	0.00	0.89	0.69	0.10
10.251 - 10.500	1.08	2.93	7.20	2.96	2.67	3.67	0.14
10.501 - 10.750	1.05	4.95	9.82	11.67	2.12	6.59	1.34
10.751 - 11.000	3.17	7.02	16.83	11.45	5.27	9.57	2.54
11.001 - 11.250	5.68	8.11	15.28	11.49	6.36	9.99	1.18
11.251 - 11.500	11.09	12.70	13.78	17.23	14.60	14.02	2.60
11.501 - 11.750	13.37	17.02	10.37	13.66	17.07	14.09	3.03
11.751 - 12.000	17.41	19.92	8.82	7.89	27.35	15.32	10.66
12.001 - 12.250	15.09	7.57	5.38	5.64	12.06	8.46	9.93
12.251 - 12.500	16.27	6.13	6.52	8.36	4.81	8.04	15.17
12.501 - 12.750	8.10	5.37	2.28	6.07	3.22	4.83	14.20
12.751 - 13.000	6.95	4.97	1.95	2.09	2.71	3.52	17.94
13.001 - 13.250	0.00	1.06	0.99	0.52	0.34	0.65	5.99
13.251 - 13.500	0.00	0.00	0.00	0.73	0.00	0.16	5.48
13.501 - 13.750	0.00	0.00	0.06	0.24	0.00	0.07	6.80
13.751 - 14.000	0.00	0.00	0.08	0.00	0.00	0.02	2.43
14.001 - 14.250	0.00	0.00	0.00	0.00	0.00	0.00	0.17
14.251 - 14.500	0.00	0.00	0.00	0.00	0.00	0.00	0.10
15.251 - 15.500	0.00	0.00	0.00	0.00	0.00	0.00	0.11
15.501 - 15.750	0.00	0.00	0.00	0.00	0.00	0.00	0.10
Total:	100.00	100.00	100.00	100.00	100.00	100.00	100.00

Credit Score

FICO Score	Group 1 (%)	Group 2 (%)	Group 3 (%)	Group 4 (%)	Group 5 (%)	Groups 1-5 (%)	Group 6 (%)
Not Available	0.00	0.65	0.17	0.00	0.45	0.26	0.32
576 - 600	0.00	0.00	0.00	0.00	0.00	0.00	0.34
601 - 625	1.97	2.13	1.37	0.46	0.41	1.27	2.55
626 - 650	9.78	11.53	7.02	3.94	4.91	7.42	12.76
651 - 675	9.95	14.70	13.95	8.13	16.30	12.60	18.53
676 - 700	18.88	21.55	15.49	20.81	21.17	19.41	21.37
701 - 725	16.82	24.50	18.33	20.03	19.44	20.01	18.51
726 - 750	15.26	24.65	17.17	22.21	16.30	19.50	14.32
751 - 775	16.26	0.06	15.27	14.30	12.85	11.47	6.32
776 - 800	8.21	0.10	10.50	8.76	7.40	6.98	4.56
801 - 825	2.88	0.12	0.74	1.36	0.77	1.07	0.41
Total:	100.00	100.00	100.00	100.00	100.00	100.00	100.00

Property Type

Type	Group 1 (%)	Group 2 (%)	Group 3 (%)	Group 4 (%)	Group 5 (%)	Groups 1-5 (%)	Group 6 (%)
Single Family Residence	57.50	64.62	59.39	61.29	45.66	58.48	55.00
Condo	9.85	10.71	13.27	9.69	15.81	11.80	11.65
2-4 Family	3.50	5.04	3.08	4.78	18.51	6.41	12.28
Co-op	0.00	0.00	0.22	0.42	0.20	0.18	0.00
PUD	29.15	19.64	24.03	23.82	19.83	23.12	21.08
Total:	100.00	100.00	100.00	100.00	100.00	100.00	100.00

Occupancy Status

Status	Group 1 (%)	Group 2 (%)	Group 3 (%)	Group 4 (%)	Group 5 (%)	Groups 1-5 (%)	Group 6 (%)
Primary	80.31	86.51	83.71	87.32	74.16	83.08	65.20
Second Home	8.36	4.51	6.40	3.98	4.15	5.39	4.40
Investment	11.33	8.98	9.88	8.70	21.69	11.53	30.41
Total:	100.00	100.00	100.00	100.00	100.00	100.00	100.00

Loan Purpose

Purpose	Group 1 (%)	Group 2 (%)	Group 3 (%)	Group 4 (%)	Group 5 (%)	Groups 1-5 (%)	Group 6 (%)
Purchase	57.98	57.63	60.95	59.55	71.03	61.07	72.53
Refinance - Rate Term	12.08	7.80	11.21	9.13	5.96	9.29	5.52
Refinance - Cashout	29.94	34.57	27.84	31.33	23.01	29.64	21.95
Total:	100.00	100.00	100.00	100.00	100.00	100.00	100.00

Original Loan to Value Ratio

(%)	Group 1 (%)	Group 2 (%)	Group 3 (%)	Group 4 (%)	Group 5 (%)	Groups 1-5 (%)	Group 6 (%)
<= 50.00	2.19	2.04	3.90	5.38	2.49	3.33	0.10
50.01 - 55.00	1.42	1.93	4.11	8.14	2.23	3.81	1.32
55.01 - 60.00	3.68	6.01	3.25	5.48	2.07	4.23	2.07
60.01 - 65.00	5.68	8.62	6.76	8.84	4.07	7.04	6.05
65.01 - 70.00	14.37	10.23	9.57	11.65	9.58	10.90	5.69
70.01 - 75.00	14.56	13.28	18.77	14.47	8.13	14.28	13.31
75.01 - 80.00	54.59	56.66	52.05	45.15	68.46	54.55	66.38
80.01 - 85.00	0.48	0.21	0.15	0.00	0.73	0.27	0.38
85.01 - 90.00	2.71	1.01	1.37	0.89	1.04	1.33	2.56
90.01 - 95.00	0.27	0.00	0.07	0.00	1.21	0.25	1.93
95.01 - 100.00	0.05	0.00	0.00	0.00	0.00	0.01	0.21
Total:	100.00	100.00	100.00	100.00	100.00	100.00	100.00

Documentation Type

Documentation	Group 1 (%)	Group 2 (%)	Group 3 (%)	Group 4 (%)	Group 5 (%)	Groups 1-5 (%)	Group 6 (%)
Full/Alternative	22.73	18.78	28.90	9.43	14.45	19.14	17.04
Reduced	62.09	62.87	65.88	81.11	52.15	65.80	54.52
Stated/Stated	5.19	10.01	1.49	5.90	21.23	8.05	14.96
No Income/ No Asset	10.00	8.34	3.73	3.56	12.17	7.01	13.48
Total:	100.00	100.00	100.00	100.00	100.00	100.00	100.00

Original Term

Months	Group 1 (%)	Group 2 (%)	Group 3 (%)	Group 4 (%)	Group 5 (%)	Groups 1-5 (%)	Group 6 (%)
360	100.00	100.00	100.00	100.00	100.00	100.00	100.00
Total:	100.00	100.00	100.00	100.00	100.00	100.00	100.00

Remaining Term

Months	Group 1 (%)	Group 2 (%)	Group 3 (%)	Group 4 (%)	Group 5 (%)	Groups 1-5 (%)	Group 6 (%)
321 - 360	100.00	100.00	100.00	100.00	100.00	100.00	100.00
Total:	100.00	100.00	100.00	100.00	100.00	100.00	100.00

Seasoning

Months	Group 1 (%)	Group 2 (%)	Group 3 (%)	Group 4 (%)	Group 5 (%)	Groups 1-5 (%)	Group 6 (%)
0	0.00	0.46	0.00	0.05	1.43	0.34	1.05
1 – 5	92.25	90.89	96.87	88.66	92.50	92.35	91.53
6 – 10	7.46	8.64	3.06	11.29	5.73	7.19	6.69
11 – 15	0.20	0.00	0.07	0.00	0.35	0.10	0.68
16 – 20	0.00	0.00	0.00	0.00	0.00	0.00	0.05
26 – 30	0.09	0.00	0.00	0.00	0.00	0.01	0.00
Total:	100.00	100.00	100.00	100.00	100.00	100.00	100.00

Initial Rate Cap

(%)	Group 1 (%)	Group 2 (%)	Group 3 (%)	Group 4 (%)	Group 5 (%)	Groups 1-5 (%)	Group 6 (%)
1.000	0.00	0.00	0.00	0.00	0.00	0.00	1.48
2.000	65.00	2.52	3.39	3.15	2.60	12.37	10.74
3.000	17.85	4.47	0.00	0.00	0.29	3.74	30.83
4.000	0.00	0.00	0.00	0.00	0.00	0.00	0.06
5.000	3.10	62.91	87.22	73.97	74.03	64.08	43.21
6.000	14.06	30.10	9.39	22.88	23.08	19.81	13.70
Total:	100.00	100.00	100.00	100.00	100.00	100.00	100.00

Interest Only Period

Months	Group 1 (%)	Group 2 (%)	Group 3 (%)	Group 4 (%)	Group 5 (%)	Groups 1-5 (%)	Group 6 (%)
0	15.10	15.00	12.13	7.44	9.23	11.72	14.45
24	0.00	0.00	0.00	0.00	0.00	0.00	0.76
36	43.19	0.00	0.00	0.00	0.00	6.55	7.77
60	5.06	35.06	1.48	0.72	23.18	12.72	18.28
84	0.00	0.00	74.65	0.00	0.00	18.54	0.00
120	36.65	49.94	11.74	91.85	67.59	50.47	58.73
Total:	100.00	100.00	100.00	100.00	100.00	100.00	100.00

Prepayment Penalty Period

Months	Group 1 (%)	Group 2 (%)	Group 3 (%)	Group 4 (%)	Group 5 (%)	Groups 1-5 (%)	Group 6 (%)
0	70.34	57.54	64.62	60.44	61.40	62.49	52.45
4	0.00	0.40	0.00	0.53	0.00	0.20	0.00
6	1.17	5.46	2.06	1.56	1.55	2.48	1.75
12	6.58	8.64	21.34	18.23	5.77	13.14	6.83
24	2.80	3.67	0.77	0.00	7.10	2.56	21.51
36	18.01	21.68	7.41	15.97	23.07	16.55	17.15
60	1.09	2.61	3.80	3.27	1.11	2.58	0.31
Total:	100.00	100.00	100.00	100.00	100.00	100.00	100.00